UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
___________________
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240 14a-12
BREITBURN ENERGY PARTNERS LP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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BREITBURN ENERGY PARTNERS LP
707 Wilshire Boulevard
Suite 4600
Los Angeles, California 90017
March 7, 2016
TO THE LIMITED PARTNERS OF BREITBURN ENERGY PARTNERS LP:
We cordially invite you to the Annual Meeting of Limited Partners (the “Annual Meeting”) of Breitburn Energy Partners LP (the “Partnership”). The Annual Meeting will be held on April 28, 2016, at 9:00 a.m., Pacific Daylight Time, at City Club Los Angeles, Harbor Room, 555 South Flower Street, 51st Floor, Los Angeles, California 90071.
The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. At the Annual Meeting, you will be asked to vote on (1) the election of three directors, Randall H. Breitenbach, Halbert S. Washburn and Charles S. Weiss, to the Board of Directors of Breitburn GP LLC, the general partner of the Partnership (the “General Partner”), to serve for a three-year term that will expire in 2019 at the 2019 annual meeting of limited partners (“Class II Directors”), or until their successors are duly elected and qualified; and (2) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016. You will also be asked to transact such other business as may properly come before the Annual Meeting, or any postponements or adjournments thereof.
Our General Partner’s Board of Directors unanimously recommends that you vote “FOR ALL” of the Class II Directors nominated for reelection and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
To be certain that your units are voted at the Annual Meeting, whether or not you plan to attend in person, you should vote your units as soon as possible. Your vote is important. You may vote by telephone, Internet or mail. To vote by telephone, call 1-800-690-6903 using a touch-tone phone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Your proxy card has a control number that you must have to receive access to vote. Have your proxy card in hand when you call and follow the instructions. To vote electronically, access http://www.proxyvote.com over the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Your proxy card has a control number that you must have to receive access to vote. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.
At the Annual Meeting, our management team will review our performance during the past year and discuss our plans for the future. An opportunity will be provided for questions by the unitholders. You will have an additional opportunity to meet with management. I hope you will be able to join us.
Sincerely,
John R. Butler, Jr.
Chairman of the Board of
Breitburn GP LLC, general partner of
Breitburn Energy Partners LP

BREITBURN ENERGY PARTNERS LP
707 Wilshire Boulevard
Suite 4600
Los Angeles, California 90017
NOTICE OF ANNUAL MEETING OF LIMITED PARTNERS
March 7, 2016
TO THE LIMITED PARTNERS OF BREITBURN ENERGY PARTNERS LP:
You are invited to the Annual Meeting of Limited Partners (the “Annual Meeting”) of Breitburn Energy Partners LP (the “Partnership”), which will be held at 9:00 a.m., Pacific Daylight Time, on April 28, 2016, at City Club Los Angeles, Harbor Room, 555 South Flower Street, 51st Floor, Los Angeles, California 90071, for the following purposes:

1.
To elect three directors, Randall H. Breitenbach, Halbert S. Washburn and Charles S. Weiss, to the Board of Directors of Breitburn GP LLC, the general partner of Breitburn Energy Partners LP (the “General Partner”), to serve for a three-year term that will expire in 2019 at the 2019 annual meeting of limited partners (“Class II Directors”), or until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

3.	To transact such other business as may properly come before the Annual Meeting, or any postponements or adjournments thereof.
The Board of Directors of our General Partner has fixed the close of business on March 4, 2016, as the record date for the determination of unitholders entitled to notice of, and to vote at, the Annual Meeting. Only unitholders of record as of the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting.
We encourage you to take part in the affairs of the Partnership either by voting in person, by telephone, by Internet or by executing and returning the enclosed proxy.
By Order of the Board of Directors of the General Partner,
Gregory C. Brown
Executive Vice President, General Counsel and
Chief Administrative Officer of Breitburn GP LLC,
general partner of Breitburn Energy Partners LP

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF LIMITED PARTNERS
TO BE HELD ON APRIL 28, 2016

The Notice of Annual Meeting of Limited Partners, the Proxy Statement for the Annual Meeting,
a form of proxy, and the 2015 Annual Report to Unitholders, which  includes the Annual Report on Form 10-K for the year ended December 31, 2015, are available at http://www.proxyvote.com.

BREITBURN ENERGY PARTNERS LP
707 Wilshire Boulevard
Suite 4600
Los Angeles, California 90017
ANNUAL MEETING OF LIMITED PARTNERS
The Annual Meeting of Limited Partners of Breitburn Energy Partners LP will be held at
City Club Los Angeles
Harbor Room
555 South Flower Street, 51st Floor
Los Angeles, California 90071
on April 28, 2016, at 9:00 a.m., Pacific Daylight Time
YOUR VOTE IS IMPORTANT!
Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your units by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Submitting your proxy now will not prevent you from voting your units at the Annual Meeting if you desire to do so, as your vote by proxy is revocable at your option.
Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help us reduce our postage and proxy tabulation costs. If you prefer, you can vote by mail by returning the enclosed proxy card in the enclosed addressed, prepaid envelope.

VOTE BY INTERNET	VOTE BY TELEPHONE
http://www.proxyvote.com/ 24 hours a day / 7 days a week	1-800-690-6903 via touch-tone phone toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:	INSTRUCTIONS:

Read the accompanying proxy statement and proxy card. Go to the following website: http://www.proxyvote.com	Read the accompanying proxy statement and proxy card. Call the toll-free 800 number above.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until
11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you call and follow the instructions.

PLEASE DO NOT RETURN THE ENCLOSED PAPER PROXY IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

BREITBURN ENERGY PARTNERS LP
707 Wilshire Boulevard
Suite 4600
Los Angeles, California 90017
TABLE OF CONTENTS

GENERAL	1

ABOUT THE ANNUAL MEETING	2

VOTING REQUIREMENTS FOR THE ANNUAL MEETING	7

PROPOSALS PRESENTED FOR UNITHOLDER VOTE	9

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS	11

GOVERNANCE MATTERS	17

AUDIT COMMITTEE REPORT	22

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT	23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24

COMPENSATION DISCUSSION AND ANALYSIS	28

COMPENSATION COMMITTEE REPORT	39

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	40

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT	49

EQUITY COMPENSATION PLAN INFORMATION	50

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	51

HOUSEHOLDING NOTICE	52

PROPOSALS FOR THE NEXT ANNUAL MEETING	52

2015 ANNUAL REPORT	52

i

BREITBURN ENERGY PARTNERS LP
707 Wilshire Boulevard
Suite 4600
Los Angeles, California 90017
GENERAL
References in this proxy statement to “the Partnership,” “we,” “our,” “us” or like terms refer to Breitburn Energy Partners LP and its subsidiaries. References in this proxy statement to “PCEC” or the “Predecessor” refer to Pacific Coast Energy Company LP, formerly named BreitBurn Energy Company L.P., our predecessor, and its predecessors and subsidiaries. References in this proxy statement to the “General Partner” refer to Breitburn GP LLC, our general partner and our wholly owned subsidiary. References in this proxy statement to the “Board” refer to the Board of Directors of the General Partner. References in this proxy statement to “The Strand Energy Company” refer to a corporation formerly named BreitBurn Energy Corporation and 74% owned by Halbert S. Washburn and Randall H. Breitenbach, the Chief Executive Officer and a member of the Board of Directors and the Vice Chairman of the Board of Directors of the General Partner, respectively. References in this proxy statement to “Breitburn Management” refer to Breitburn Management Company LLC, our administrative manager and wholly owned subsidiary. References in this proxy statement to the “Partnership Agreement” refer to our Third Amended and Restated Agreement of Limited Partnership, dated as of April 8, 2015. References in this proxy statement to “common units” refer to common units representing limited partner interests in the Partnership. References in this proxy statement to “Series B units” refer to the Partnership’s Series B Perpetual Convertible Preferred Units. References in this proxy statement to “units” refers to the common units and Series B units. References in this proxy statement to “unitholders” and “limited partners” refer to limited partners of the Partnership owning our common units and/or Series B units.
This proxy statement contains information related to our Annual Meeting of Limited Partners to be held on April 28, 2016 (the “Annual Meeting”), beginning at 9:00 a.m., Pacific Daylight Time, at City Club Los Angeles, Harbor Room, 51st Floor, Los Angeles, California 90071, and at any postponements or adjournments thereof. This proxy statement and the accompanying proxy card, which are accompanied by our annual report to unitholders, will first be mailed to unitholders on or about March 18, 2016. Our annual report to unitholders includes our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Annual Report”). Unitholders are referred to the 2015 Annual Report for financial and other information about our business. The 2015 Annual Report is not incorporated by reference into this proxy statement and is not deemed to be a part of this proxy statement.

ABOUT THE ANNUAL MEETING
Who sent me this proxy statement?
The Board sent you this proxy statement and proxy card. We will pay for the solicitation of your proxy. In addition to this solicitation by mail, proxies may be solicited by the directors, officers and other employees of our General Partner and our affiliates by telephone, Internet, facsimile, in person or otherwise. These people will not receive any additional compensation for assisting in the solicitation. We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our units. We will reimburse those people and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We will also bear the entire cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional information furnished to unitholders. We have retained Broadridge Financial Solutions, Inc., a proxy soliciting firm, to assist in the solicitation of proxies, provide voting and tabulation services and serve as inspector of election at the Annual Meeting for an estimated cost of $183,000.
Why did I receive this proxy statement and proxy card?
You received this proxy statement and proxy card from us because you owned our common units or Series B units as of the record date, March 4, 2016, and, as a result, you are entitled to elect directors to serve on the Board and to vote on the other proposals to be voted on at the Annual Meeting. This proxy statement contains important information for you to consider when deciding whether and/or how to vote on the various proposals to be voted on at the Annual Meeting, including the election of directors and ratification of the selection of our independent registered public accounting firm. Please read this proxy statement carefully.
What is a proxy?
A proxy is your legal designation of another person to vote the units that you own. That other person is also called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Halbert S. Washburn and Gregory C. Brown, or either of them, each with power of substitution, have been appointed by the Board as proxies for the Annual Meeting.
What is a proxy statement?
A proxy statement is a document that the regulations of the Securities and Exchange Commission (“SEC”) require us to give you when we ask you to sign a proxy card designating proxies to vote on your behalf. The proxy statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures, including information about the Board.
What does it mean if I receive more than one proxy card?
Your receipt of more than one proxy card means that you have multiple accounts with our transfer agent and/or with a brokerage firm, bank or other nominee. If voting by mail, please sign and return all proxy cards to ensure that all of your units are voted. Each proxy card represents a discrete number of units and it is the only means by which those particular units may be voted by proxy.
What is the purpose of the Annual Meeting?
At the Annual Meeting, our unitholders will act upon the matters outlined in the Notice of Annual Meeting, including the election of the Class II Directors and the ratification of the appointment of our independent registered public accounting firm, as well as such other business as may properly come before the Annual Meeting, or any postponements or adjournments thereof.

What is the difference between a unitholder of record and a unitholder who holds units in “street name”?
Most of our unitholders hold their units through a brokerage firm, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between units held of record and those held beneficially through a brokerage account, bank or other nominee.

•
Unitholder of Record. If your units are registered directly in your name with our transfer agent, you are considered, with respect to those units, the “unitholder of record,” and these proxy materials are being sent directly to you by us. As the unitholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

•
Street Name. If your units are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of common units held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to those units, the unitholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the unitholder of record, you may not vote these units in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the units. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your units.

What is the record date and what does it mean?
The record date established by the Board for the Annual Meeting is March 4, 2016. Unitholders of record at the close of business on the record date are entitled to:

•	receive notice of the Annual Meeting; and

•	vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Each of our common units and Series B units Outstanding (as defined in the Partnership Agreement) as of the close of business on March 4, 2016, the record date, is entitled to one vote per unit at the Annual Meeting, subject to certain exceptions as described below under the heading “Voting Requirements for the Annual Meeting.”
As of the record date, 213,679,116 of our common units and 49,375,001 of our Series B units were Outstanding, all of which are entitled to vote at the Annual Meeting.
Who can attend the Annual Meeting?
All unitholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.
Units held directly in your name as the unitholder of record can be voted in person at the Annual Meeting. Units held in street name (for example, at your brokerage account) may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the units. In addition, if you plan to vote in person at the Annual Meeting, please bring the enclosed proxy card or proof of identification.
Even if you currently plan to attend the Annual Meeting in person, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.
What constitutes a quorum?
The holders of a majority of the Outstanding (as defined in the Partnership Agreement) common units and Series B units on the record date, represented in person or by proxy, will constitute a quorum, subject to certain exceptions as described below under the heading “Voting Requirements for the Annual Meeting.” As of March 4, 2016, there were 213,679,116 common units and 49,375,001 Series B units Outstanding. Consequently, holders of at least 131,527,059 units must be present either in person or by proxy to establish a quorum for the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the number of common units considered to be present at the Annual Meeting for purposes of establishing a quorum.

How do I vote?
If you complete and properly sign the accompanying proxy card and return it to us, or properly transmit your vote by telephone or electronically as described below, your units will be voted as you direct. If you are a unitholder of record and attend the Annual Meeting, you may deliver your completed proxy card in person or vote by ballot using a form provided at the Annual Meeting. Street name unitholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their units. Even if you plan to attend the Annual Meeting, your plans may change; thus, we recommend you complete, sign and return your proxy card or vote by telephone or electronically in advance of the Annual Meeting.
You may vote by telephone by calling 1-800-690-6903 using a touch-tone phone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Your proxy card has a control number that you must have to receive access to vote. Have your proxy card in hand when you call and follow the instructions. To vote electronically, access http://www.proxyvote.com over the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Your proxy card has a control number that you must have to receive access to vote. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.
May I vote confidentially?
Yes. We treat all unitholder meeting proxies and ballots confidentially if the unitholder has requested confidentiality on the proxy or ballot.
Can I change my vote after I return my proxy card?
Yes. If you are a unitholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:

•	timely submitting a proxy with new voting instructions using the telephone or Internet voting system;

•	timely delivering a valid, later-dated executed proxy card;

•
giving written notice of revocation to Breitburn Energy Partners LP, Attention: Investor Relations, 707 Wilshire Boulevard, Suite 4600, Los Angeles, California 90017, no later than later than 11:59 p.m. (EDT) on April 27, 2016; or

•	attending the Annual Meeting and voting your common units in person; however, attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy.
If you are a street name unitholder, you must follow the instructions on revoking your proxy, if any, provided by your bank or broker.
What are the recommendations of the Board?
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The recommendations of the Board are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	“FOR ALL” of the Class II Directors nominated for reelection to the Board; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016.
With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

What are “abstentions” and “broker non-votes” and how are these votes treated?
An “abstention” occurs when a unitholder is present at the Annual Meeting but fails to vote or voluntarily withholds his or her vote for any of the matters upon which the unitholders are voting. Abstentions are considered “present” and are included in the quorum calculations.
If you hold your units in street name, you will receive instructions from your brokers or other nominees describing how to vote your units yourself or, in the alternative, how to direct your brokers or other nominees to vote your units held in street name. If you do not vote your units held in street name yourself and if you do not instruct your brokers or nominees how to vote your units, they may vote your units as they decide as to each matter for which they have discretionary authority under stock exchange rules. The election of directors (Proposal 1) is a non-discretionary matter for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. As such, for Proposal 1 to be voted on at the Annual Meeting, you must provide timely instructions on how the broker or other nominee should vote your units. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your units, and the broker or other nominee indicates it does not have authority to vote such units on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters, and, as such, broker non-votes will not be counted as a vote “FOR” or “AGAINST” the election of directors. The ratification of the appointment of our independent registered public accounting firm as our independent auditors for the year ending December 31, 2016 (Proposal 2) is a discretionary matter on which brokers and other nominees may vote in the absence of timely instructions from you.
What are my voting choices when voting for Class II Director nominees and what vote is needed to elect the nominees?
In the vote on the election of the Class II Director nominees, you may:

•	vote “FOR ALL” as to all nominees;

•	vote “WITHHOLD ALL” as to all nominees; or

•	vote “FOR ALL EXCEPT” as to specific nominees.
The Board recommends a vote “FOR ALL” of the nominees.
Please see “Voting Requirements for the Annual Meeting” for an explanation of the vote needed to elect the Class II Directors.
What are my voting choices when voting on the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016, and what vote is needed to ratify their appointment?
In the vote on the ratification of the appointment of PricewaterhouseCoopers LLP, you may:

•	vote “FOR” the ratification;

•	vote “AGAINST” the ratification; or

•	vote “ABSTAIN” on the ratification.
The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016.
Please see “Voting Requirements for the Annual Meeting” for an explanation of the vote needed to approve this proposal.

What if I do not specify a choice for a matter when returning my proxy?
You should specify your choice for each matter on the enclosed proxy. If you sign and return your proxy but do not give specific instructions, your proxy will be voted “FOR ALL” of the Class II Director nominees and “FOR” the ratification of the appointment of Pricewaterhouse Coopers LLP as our independent registered public accounting firm for the year ending December 31, 2016.
Do I have dissenters’ rights of appraisal?
We are a limited partnership under the laws of the State of Delaware, including the Delaware Revised Uniform Limited Partnership Act. Under those laws, dissenters’ rights are not available to our unitholders with respect to the matters to be voted upon at the Annual Meeting.
Who counts the votes?
Broadridge Financial Solutions will tabulate the votes and will act as the independent inspector of election.
Whom should I contact with questions?
If you have any questions about this proxy statement or the Annual Meeting, please contact our Investor Relations Department in writing at 707 Wilshire Boulevard, Suite 4600, Los Angeles, California 90017 or by telephone at (213) 225-5900.
Where may I obtain additional information about Breitburn Energy Partners LP?
We refer you to our 2015 Annual Report for additional information about us. Our 2015 Annual Report is included with your proxy materials. You may receive additional copies of our 2015 Annual Report at no charge through the Investor Relations section of our website at http://www.breitburn.com. This proxy statement, a form of proxy and our 2015 Annual Report are also available at http://www.proxyvote.com. You may receive additional copies of our 2015 Annual Report or proxy statement at no charge, or request to receive any additional information or directions to the Annual Meeting to be able to vote in person, by contacting our Investor Relations Department in writing at 707 Wilshire Boulevard, Suite 4600, Los Angeles, California 90017 or by telephone at (213) 225-5900. In order to facilitate timely delivery of such additional proxy materials, such a request must be made by April 14, 2016, as we are unable to guarantee the timely delivery of additional proxy materials for requests made after this date.
How do I get to the Annual Meeting?
The Annual Meeting will be held at City Club Los Angeles, Harbor Room, 555 South Flower Street, 51st Floor, Los Angeles, California 90071, which is located in downtown Los Angeles. The City Club is bounded on the west by S. Figueroa Street, on the east by S. Flower Street, on the north by W. 5th Street and on the south by W. 6th Street.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF LIMITED PARTNERS
TO BE HELD ON APRIL 28, 2016
The Notice of Annual Meeting of Limited Partners, the Proxy Statement for the Annual Meeting, including a form of proxy, and the 2015 Annual Report to Unitholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2015, are available at http://www.proxyvote.com.

VOTING REQUIREMENTS FOR THE ANNUAL MEETING
Right to Vote and Related Matters
Only those record holders of our common units and Series B units on March 4, 2016, the record date for the Annual Meeting (subject to the limitations contained in the definition of “Outstanding” and in Section 13.4(b) in the Partnership Agreement), are entitled to notice of, and to vote at, the Annual Meeting, or to act with respect to matters as to which the holders of the Outstanding common units and Series B units have the right to vote or to act. All references in this proxy statement to votes of, or other acts that may be taken by, the Outstanding common units and Series B units are deemed to be references to the votes or acts of the record holders of such Outstanding common units and Series B units. As of the record date, 213,679,116 of our common units and 49,375,001 of our Series B units were Outstanding, all of which are entitled to vote at the Annual Meeting.
Pursuant to the Partnership Agreement, each holder of our Outstanding common units and Series B units as of the close of business on the record date is entitled to one vote per unit at the Annual Meeting, subject to the exceptions described below. As defined in the Partnership Agreement, “Outstanding” means, with respect to Partnership Securities (as defined in the Partnership Agreement), all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any person or group (other than our General Partner or its affiliates) beneficially owns 20% or more of the Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such person or group cannot be voted on any matter, except with respect to the election of directors to the Board, and are not considered to be Outstanding when sending notices of a meeting of limited partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under the Partnership Agreement, except that units so owned are considered to be Outstanding for purposes of Section 11.1(b)(iv) of the Partnership Agreement relating to the voluntary withdrawal of our General Partner (such units are not, however, treated as a separate class of Partnership Securities for purposes of the Partnership Agreement). However, the foregoing limitation does not apply to (1) any person or group who acquired 20% or more of the Outstanding Partnership Securities of any class then Outstanding directly from our General Partner or its affiliates, (2) any person or group who acquired 20% or more of the Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a person or group described in clause (1) provided that our General Partner has notified such person or group in writing that such limitation does not apply, (3) any person or group who acquired 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the Board or (4) any person or group who acquires 20% or more of the Series B units, if and only if such person does not, at or after such acquisition, beneficially own or acquire 20% of more of the voting power of the common units.
With respect to the election of directors to the Board, (1) we and our General Partner will not be entitled to vote common units that are otherwise entitled to vote at any meeting of the limited partners, and (2) if at any time any person or group beneficially owns 20% or more of the Outstanding Partnership Securities of any class then Outstanding, then all Partnership Securities owned by such person or group in excess of 20% of the Outstanding Partnership Securities of the applicable class may not be voted, and in each case, the foregoing common units will not be counted when calculating the required votes for such matter and will not be deemed to be Outstanding for purposes of determining a quorum for such meeting. Such common units will not be treated as a separate class of Partnership Securities for purposes of the Partnership Agreement.
With respect to units that are held for a person’s account by another person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing) in whose name such units are registered, such other person must, in exercising the voting rights in respect of such units on any matter, and unless the arrangement between such persons provides otherwise, vote such units in favor of, and at the direction of, the person who is the beneficial owner, and the Partnership is entitled to assume it is so acting without further inquiry.

Quorum
Subject to the 20% limitations described above, the holders of a combined majority of the Outstanding common units and Series B units on the record date, represented in person or by proxy, will constitute a quorum at the Annual Meeting, unless any such action by the limited partners requires approval by holders of a greater percentage of such units, in which case the quorum will be such greater percentage. Proxies received but marked as abstentions and broker non-votes will be included in the number of units considered to be present at the Annual Meeting. The limited partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough limited partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding common units and Series B units specified in the Partnership Agreement (including Outstanding common units deemed owned by our General Partner, if any). In the absence of a quorum, the Annual Meeting may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding common units and Series B units entitled to vote at the Annual Meeting (including Outstanding common units deemed owned by our General Partner, if any) represented either in person or by proxy, but no other business may be transacted, except as otherwise provided in the Partnership Agreement.
Required Vote for the Election of Class II Directors
Pursuant to the Partnership Agreement, the directors of the Board of our General Partner are elected by a plurality of the votes cast by the unitholders entitled to vote at the Annual Meeting. This means that the three Class II Director nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected. Withholding votes, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but otherwise will have no effect on the election of a director nominee. You may not cumulate your votes in the election of directors.
Required Vote for the Ratification of the Audit Committee’s Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2016
Pursuant to the Partnership Agreement, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016 will require approval by the holders of a majority of the Outstanding common units and Series B units entitled to vote and present in person or by proxy at the Annual Meeting. Abstentions will have the same effect as votes “AGAINST” the proposal. Because brokers and other nominees will have discretion to vote common units without the direction of their clients with respect to this proposal, there will not be any broker non-votes with respect to this proposal.

PROPOSALS PRESENTED FOR UNITHOLDER VOTE
PROPOSAL 1:
ELECTION OF THREE CLASS II DIRECTORS TO SERVE A THREE-YEAR TERM UNTIL THE
2019 ANNUAL MEETING
The Board is comprised of eight directors. The Board has been divided into three classes: Class I, Class II and Class III. The directors designated in the Fourth Amended and Restated Limited Liability Company Agreement of our General Partner (as amended, the “Limited Liability Company Agreement”) to Class II are serving a term that expires at the Annual Meeting. The directors designated to Class III are serving a term that expires at the annual meeting to be held in 2017. The directors designated to Class I are serving for a term that expires at the annual meeting to be held in 2018. Successors to the class of directors whose term expires at an annual meeting will be elected for a three-year term, or until their successors are duly elected and qualified.
The three Class II Board members whose terms expire at the Annual Meeting are Randall H. Breitenbach, Halbert S. Washburn and Charles S. Weiss. The Board recommends the approval of the election of Messrs. Breitenbach, Washburn and Weiss to serve as Class II Directors for a term of three years, until the Partnership’s annual meeting to be held in 2019, or until their successors are duly elected and qualified. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described below in each director’s biographical information under the heading “Board of Directors and Executive Officers.”
Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote “FOR ALL” of the nominees listed above. Although we have no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board. Unitholders may not cumulate their votes in the election of directors.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE CLASS II DIRECTOR NOMINEES.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to examine and report to unitholders on the consolidated financial statements of our Partnership and its subsidiaries for the year ending December 31, 2016. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2006.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They also will be available to respond to appropriate questions and inquiries from unitholders.
Unitholder ratification of the selection of PricewaterhouseCoopers LLP as the Partnership’s independent registered public accounting firm is not required by the Partnership Agreement or otherwise. We are doing so because we believe it is a matter of good corporate practice to do so. If the unitholders fail to ratify the selection, the Audit Committee will reconsider the retention of that firm, but may retain such independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Partnership and its unitholders.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.
Fees Paid to Independent Registered Public Accounting Firm
For the years ended December 31, 2015 and 2014, consolidated fees billed by our independent registered public accounting firm, PricewaterhouseCoopers LLP, to the Partnership were as follows (in thousands):

	Year Ended December 31,
Thousands of dollars	2015	2014
Audit fees (1)	$2,665	$3,117
Tax fees (2)	1,228	629
Other fees (3)	4	2
Total	$3,897	$3,748
_______

(1)
Audit fees represent fees provided for the integrated audits of our annual financial statements, review of our quarterly financial statements. They also include work performed as part of our registration statements for debt and equity offerings and in connection with mergers and acquisitions, which totaled approximately $367,500 and $1,265,000, respectively, for the years ended December 31, 2015 and December 31, 2014.

(2)	Tax fees relate to tax preparation as well as the preparation of Forms K-1 for our unitholders, including Forms K-1 for the former unitholders of QR Energy, LP for approximately $569,000.
(3)	Other fees relate to accounting software fees.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee Charter requires the Audit Committee to approve in advance all audit and non-audit services to be provided by our independent registered public accounting firm. Consistent with the Audit Committee Charter, all services reported in the audit, audit-related, tax and all other fees categories under “Fees Paid to Independent Registered Public Accounting Firm” above were pre-approved by the Audit Committee.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
As with most publicly traded limited partnerships, we do not have a board of directors or employees, but instead our General Partner manages our operations and activities on our behalf. The following table shows information for the executive officers and the members of the Board of our General Partner. Executive officers are not appointed for a specific term and instead serve at the discretion of the Board in their respective offices until they resign, their employment is terminated or they are re-appointed by the Board. Directors generally are elected to three-year terms, or until their successors are duly elected and qualified. The term of the Class II Directors will expire at the Annual Meeting. The directors designated to Class III are serving for a term that expires at the annual meeting to be held in 2017. The term of the Class I Directors will expire at the annual meeting to be held in 2018. Successors to the class of directors whose term expires at an annual meeting will be elected for a three-year term, or until their successors are duly elected and qualified.

Name	Age	Position with our General Partner
Halbert S. Washburn *	56	Chief Executive Officer and Director
Mark L. Pease	59	President and Chief Operating Officer
James G. Jackson	51	Executive Vice President and Chief Financial Officer
Gregory C. Brown	64	Executive Vice President, General Counsel and Chief Administrative Officer
W. Jackson Washburn	53	Senior Vice President
Thomas E. Thurmond	42	Senior Vice President
Bruce D. McFarland	59	Vice President and Treasurer
Lawrence C. Smith	62	Vice President, Controller and Chief Accounting Officer
John R. Butler, Jr. †	77	Director, Chairman of the Board
Randall H. Breitenbach *	55	Director, Vice Chairman of the Board
David B. Kilpatrick †	66	Director
Gregory J. Moroney †	64	Director
Kurt A. Talbot	54	Director
Charles S. Weiss *†	63	Director
Donald D. Wolf †	72	Director
_______

*	Standing for re-election to the Board.

†	Independent Directors.
Executive Officers of our General Partner
Halbert S. Washburn has been the Chief Executive Officer of our General Partner since April 2010. He served as Co-Chief Executive Officer and a director of our General Partner from March 2006 until April 2010 and was the Chairman of the Board from July 2008 to April 2010. In December 2011, Mr. Washburn was reappointed as a member of the Board of our General Partner. Mr. Washburn currently is the President and a director of Pacific Coast Energy Holdings LLC (“PCEH”), the indirect owner of PCEC, and is the co-founder and was the Co-Chief Executive Officer of PCEC’s predecessors from 1988 to 2012. For additional information concerning PCEH and PCEC, please see “Certain Relationships and Related Transactions — General.” Mr. Washburn is the brother of W. Jackson Washburn, our General Partner’s Senior Vice President. Since December 2005, Mr. Washburn has served as a member of the board of directors and currently serves on the compensation committee of Rentech, Inc., a publicly traded wood fibre processing and wood pellet production company. He also served on its audit committee from 2005 to 2012. In June 2011, he was appointed Chairman of the Rentech, Inc. board of directors. From July 2011 to April 2015, Mr. Washburn served on the board of directors of Rentech Nitrogen Partners, L.P., a nitrogen fertilizer company formed by Rentech, Inc. as a publicly traded master limited partnership. In September 2013, Mr. Washburn was appointed to, and currently serves on, the board of directors of Jones Energy, Inc., a publicly traded independent oil and natural gas company engaged in the development and acquisition of oil and natural gas properties in the Anadarko and Arkoma basins of Texas and Oklahoma. He also currently serves on its audit, compensation and nominating and corporate governance committees. He has been a member of the California Independent Petroleum

Association since 1995 and served as Chairman of the executive committee of the board of directors from 2008 to 2010. He has also served as a board member, including Chairman of the board of directors, of the Stanford University Petroleum Investments Committee. Mr. Washburn holds a B.S. degree in Petroleum Engineering from Stanford University.
Mr. Washburn has a distinguished career as an executive in the oil and gas industry. His more than 30 years of management experience in the oil and gas industry provides Mr. Washburn with a keen understanding of our operations and an in-depth knowledge of our industry. The Board has determined that Mr. Washburn’s experience serving on boards of directors of both public and private companies allows him to provide the Board with a variety of perspectives on corporate governance and other issues, and therefore he should serve on the Board.
Mark L. Pease has been the Chief Operating Officer and an Executive Vice President of our General Partner since December 2007. Effective December 31, 2012, Mr. Pease was appointed President and Chief Operating Officer of our General Partner. Mr. Pease also serves as the Chief Operating Officer of PCEH. Prior to joining our General Partner, Mr. Pease served as Senior Vice President, E&P Technology & Services for Anadarko Petroleum, an international and domestic oil and natural gas exploration and production company (“Anadarko”). Mr. Pease joined Anadarko in 1979 as an engineer, and served as Senior Vice President, North America from 2004 to 2006 and as Vice President, U.S. Onshore and Offshore from 2002 to 2004. Mr. Pease obtained a B.S. in Petroleum Engineering from the Colorado School of Mines.
James G. Jackson has been the Chief Financial Officer of our General Partner since July 2006 and an Executive Vice President since October 2007. Mr. Jackson also currently serves as the Chief Financial Officer of PCEH. Since June 2011, Mr. Jackson has served as a member of the board of directors of Niska Gas Storage Partners LLC (“Niska”), a publicly traded master limited partnership that owns and operates natural gas storage assets in North America. He also is a member of Niska’s audit, compensation and conflicts committees. Before joining our General Partner, Mr. Jackson served as Managing Director of the Global Markets and Investment Banking Group for Merrill Lynch & Co., a global financial management and investment banking firm. Mr. Jackson joined Merrill Lynch in 1992 and was elected Managing Director in 2001. Previously, Mr. Jackson was a Financial Analyst with Morgan Stanley & Co. from 1986 to 1989 and was an Associate in the Mergers and Acquisitions Group of the Long-Term Credit Bank of Japan from 1989 to 1990. Mr. Jackson obtained a B.S. in Business Administration from Georgetown University and an M.B.A. from the Stanford Graduate School of Business.
Gregory C. Brown has been the General Counsel and Executive Vice President of our General Partner since December 2006. In January 2013, Mr. Brown was appointed General Counsel, Executive Vice President and Chief Administrative Officer of our General Partner. Mr. Brown also currently serves as General Counsel and Executive Vice President of PCEH. He also serves on the executive committee and the board of directors of the California Independent Petroleum Association. Before joining our General Partner, Mr. Brown was a partner at Bright and Brown, a law firm specializing in energy and environmental law that he co-founded in 1981. Mr. Brown earned a B.A. degree from George Washington University, with Honors, Phi Beta Kappa, and a J.D. from the University of California, Los Angeles. Mr. Brown was Mayor and has served on the City Council of the City of La Canada Flintridge from 2003 to 2011.
W. Jackson Washburn has been a Senior Vice President of our General Partner since April 2009 and has served as Vice President — Business Development since August 2007. Mr. Washburn also currently serves as Vice President, Real Estate of PCEH. Mr. Washburn is the brother of Halbert S. Washburn, our General Partner’s Chief Executive Officer. Since joining the predecessor of PCEC in 1992, Mr. Washburn has served in a variety of capacities, and has served as President of Pacific Coast Land Company LLC, a subsidiary of PCEC, since 2000. Mr. Washburn obtained a B.A. in Psychology from Wake Forest University.

Thomas E. Thurmond has been a Senior Vice President of our General Partner since July 2015 and previously served as Vice President — Operations Support since August 2013. Since 2012, Mr. Thurmond has served as a member of the board of directors of C12 Energy, Inc., a privately held oil and gas company primarily engaged in the rehabilitation of mature oil fields through carbon dioxide injection. Prior to joining our General Partner, from 2007 to 2013, Mr. Thurmond served as Engineering Manager/Principal of Legado Resources LLC, a Houston based oil and gas company focused on acquiring and developing secondary and tertiary oil recovery projects throughout the United States. From 2005 to 2007, Mr. Thurmond was a Business Development Engineer at The Houston Exploration Company. Previously, he was a Senior Reservoir Engineer at Anadarko from 1999 to 2005 and a Production Engineer from 1997 to 1999. Mr. Thurmond obtained his B.S. in Petroleum Engineering from Texas A&M University.
Bruce D. McFarland has been the Treasurer of our General Partner since March 2006 and a Vice President since April 2009. Mr. McFarland served as the Chief Financial Officer of our General Partner from March 2006 through June 2006. Mr. McFarland also currently serves as Treasurer of PCEH. Since joining our Predecessor in 1994, Mr. McFarland served as Controller and Treasurer for more than five years. Before joining our Predecessor, Mr. McFarland served as Division Controller of IT Corporation and worked at Price Waterhouse as a Certified Public Accountant. Mr. McFarland obtained a B.S. in Civil Engineering from the University of Florida and an M.B.A. from the University of California, Los Angeles.
Lawrence C. Smith has been the Controller of our General Partner since June 2006 and a Vice President since April 2009. Mr. Smith is also the Chief Accounting Officer of our General Partner. He also currently serves as the Controller of PCEH. Before joining our General Partner, Mr. Smith served as the Corporate Accounting Compliance and Implementation Manager of Unocal Corporation, which was an oil and natural gas production and exploration development company (“Unocal”), from 2000 through 2006. Mr. Smith worked at Unocal from 1981 through 2006 and held various managerial positions in Unocal’s accounting and finance organizations. Mr. Smith obtained a B.B.A. in Accounting from the University of Houston, an M.B.A. from the University of California, Los Angeles, and is a Certified Public Accountant.
Directors of our General Partner
John R. Butler, Jr. has been a member of the Board since October 2006. Mr. Butler was appointed as the Chairman of the Board in April 2010. Since 1976, Mr. Butler has been Chairman of the board of directors of J.R. Butler and Company, a reservoir engineering company. Mr. Butler was a member of the board of directors of Anadarko Petroleum Corporation, an international and domestic oil and natural gas exploration and production company, from 1996 through 2011. He served on Anadarko’s audit committee from 1996 through 2011 and was chairman of that committee for approximately five years during that period, served on its executive committee from 1998 to 2008 and served on its nominating and governance committee from 2006 through 2011. In addition, he currently serves on the board of directors of the Texas Tri-Cities chapter of the National Association of Corporate Directors. Mr. Butler also was formerly a member of the following boards of directors: Premier Instruments, Inc., makers of oil and gas field metering system; Kelman Technologies Inc., a publicly traded seismic and data management company; Howell Petroleum Corp., a publicly traded oil and gas producer with assets in Wyoming and Montana; and Bayou Resources, an oil and gas exploration company. Mr. Butler was Chairman and Chief Executive Officer of GeoQuest International Holdings, Inc., Senior Chairman of Petroleum Information Corp., and Vice Chairman of Petroleum Information/Dwights, L.L.C., suppliers of commercial petroleum data and information services, until 1997. He is a member of the Society of Petroleum Evaluation Engineers and was Chairman of the Society of Exploration Geophysicists Foundation until December 2001. He has a B.S. in Chemical Engineering from Stanford University. Mr. Butler has also completed courses at, among other institutions, Harvard University, Columbia University and the National Association of Corporate Directors, designed to educate and prepare public directors for serving on audit committees.

Mr. Butler’s more than 40 years of experience in the oil and gas industry provides him with a keen understanding of the operations of the Partnership and an in-depth knowledge of our industry. Serving as Chairman of the board of directors of J.R. Butler and Company and having served as Chairman and Chief Executive Officer of GeoQuest International Holdings, Inc., Senior Chairman of Petroleum Information Corp., and Vice Chairman of Petroleum Information/Dwights, L.L.C., Mr. Butler offers a wealth of management experience and business understanding. The Board has determined that Mr. Butler’s services on the board of directors and committees of Anadarko and other public company boards of directors allow him to provide the Board with a variety of perspectives on corporate governance and other issues, and therefore he should serve on the Board.
Randall H. Breitenbach was the President of our General Partner from April 2010 until December 2012. Effective December 2012, Mr. Breitenbach retired as President and was appointed Vice Chairman of the Board of our General Partner. From March 2006 until April 2010, he served as Co-Chief Executive Officer and a director of our General Partner. In December 2011, Mr. Breitenbach was reappointed as a member of the Board of our General Partner. Mr. Breitenbach also currently serves as the Chief Executive Officer and the Chairman of the board of directors of PCEH, and is the co-founder and was the Co-Chief Executive Officer of PCEC and its predecessors from 1988 to 2012. For additional information concerning PCEH and PCEC, please see “Certain Relationships and Related Transactions — General.” Mr. Breitenbach is a founder of Coldsmoke Apparel, a privately held outerwear clothing company, and currently serves as its Chief Executive Officer. Mr. Breitenbach currently serves as a Trustee and is Chairman of the governance and nominating committee for Hotchkis and Wiley Funds, which is a mutual funds company. He has also served as a board member, including Chairman of the board of directors, of the Stanford University Petroleum Investments Committee. Mr. Breitenbach holds both a B.S and M.S. degree in Petroleum Engineering from Stanford University and an M.B.A. from Harvard Business School.
Mr. Breitenbach has a distinguished career as an executive in the oil and gas industry. His more than 30 years of management experience in the oil and gas industry provides Mr. Breitenbach with a keen understanding of our operations and an in-depth knowledge of its industry. The Board has determined that Mr. Breitenbach’s experience serving on boards of directors of companies allows him to provide the Board with a variety of perspectives on corporate governance and other issues, and therefore he should serve on the Board.
David B. Kilpatrick has been a member of the Board since March 2008 and is currently the Chairman of the Compensation and Governance Committee. Mr. Kilpatrick has been the President of Kilpatrick Energy Group, which invests in oil and gas ventures and provides executive management consulting services, since 1998. Mr. Kilpatrick currently serves on the board of directors and on the governance committee of Cheniere Energy, Inc., an owner, operator and developer of liquefied natural gas (“LNG”) receiving terminals and served on its audit committee from 2003 to 2011. Since 2011, Mr. Kilpatrick has served on the board of managers of Woodbine Holdings LLC, a privately held, oil and natural gas company engaged in the acquisition, development, exploitation and production of crude oil and natural gas properties in Texas. Since 2014, he has served as Chairman of the board of directors of Applied Natural Gas Fuels, Inc., a producer and distributor of LNG fuel for the transportation and industrial markets. He also served on the boards of directors and the audit committees of PYR Energy, an acquisition, exploration, and oil and gas production company with projects in the United States and Canada from 2001 to 2007 and of Whittier Energy Corporation, an oil and gas exploration and production company, from 2004 to 2007. Mr. Kilpatrick brings to the Board over 30 years of executive, managerial and operating experience in the oil and gas industry and extensive experience in technical and economic evaluations of acquisitions and investment proposals. He was the President and Chief Operating Officer of Monterey Resources, Inc., an independent oil and gas producer in California, from 1996 to 1998 and held various management positions at Santa Fe Energy Resources, a worldwide oil and gas exploration and development company, from 1983 to 1996. He has a B.S. in Petroleum Engineering from the University of Southern California (“USC”) and a B.A. in Geology and Physics from Whittier College. Mr. Kilpatrick has also attended post-graduate courses at the graduate school of business administration at USC and professional courses in business and management at USC, the Wharton School at the University of Pennsylvania and Cornell University. He was the President of the California Independent Petroleum Association from 1992 to 1994 and currently serves on its board of directors. Mr. Kilpatrick also currently serves on the board of directors of the Independent Oil Producers Agency and has served on the board of directors of the Western States Petroleum Association. He is a member of the Society of Petroleum Engineers.

Mr. Kilpatrick has a distinguished career as an executive in the oil and gas industry. His more than 30 years of management experience in the oil and gas industry provides Mr. Kilpatrick with a keen understanding of our operations and an in-depth knowledge of our industry. The Board has determined that Mr. Kilpatrick’s services on the board of directors and audit committee of Cheniere Energy and other public company boards of directors allow him to provide the Board with a variety of perspectives on corporate governance and other issues, and therefore he should serve on the Board.
Gregory J. Moroney has been a member of the Board since October 2006. He also served on the board of directors of the general partner of PCEC from 2004 to 2008. Currently, Mr. Moroney is the Managing Member and Owner of Energy Capital Advisors, LLC, which assists independent energy companies and energy fund managers in raising funds privately, a position he has held since January 2003. Since June 2005, he has also been a Senior Financial Consultant for Ammonite Resources LLC, a petroleum and mineral consulting company. Since 2007, Mr. Moroney has served on and currently serves on the board of directors and as a member of the audit and remuneration and nominating committees of Xcite Energy Limited, BVI, a publicly traded oil exploration and development company. Mr. Moroney served as Managing Director for Deutsche Bank Securities Inc. from 1993 to December 2002, where he supervised and managed a large oil and gas mezzanine loan portfolio with commodity hedges and originated more than $10 billion of energy related project loans. From 1977 to 1993, Mr. Moroney was with Citicorp/Citibank in Calgary, Toronto and New York. At Citibank, Mr. Moroney managed large energy loan portfolios and worked in a variety of finance areas, including capital markets, energy hedging, acquisition loan syndications, project finance, debt restructuring and mergers and acquisitions. In 1992, Mr. Moroney also obtained a Series 7/General Securities license from what is now the Financial Industry Regulatory Authority. He graduated with a B.A. from Yale University.
Mr. Moroney brings to the Board over 25 years of experience as an energy finance specialist. The Board has determined that his extensive training in the review and analysis of financial statements, energy asset valuations, capital structures and capital markets, as well as his experience with the creation and review of corporate budgets, management goals, compensation and staffing issues provides a valuable perspective and insights to the Board and the Audit Committee, and therefore he should serve on the Board. Serving on the board of directors and committees of Xcite Energy, Mr. Moroney also brings directorial and governance experience to the Board.
Kurt A. Talbot has been a member of the Board since April 8, 2015. Mr. Talbot is currently Senior Advisor with EIG Management Company, LLC and a member of the Executive Committee of EIG Global Energy Partners (“EIG”), a leading institutional investor to the global energy sector. From 2007 through 2014, Mr. Talbot was the Chief Investment Officer for EIG, having primary responsibility for the group’s global investment activity. Mr. Talbot first joined EIG in 1990 and played an integral role in the establishment of EIG’s oil and gas practice. In 2003, Mr. Talbot left EIG and joined Goldman Sachs Group, Inc., where he founded and served as head of its E&P Capital Group. In 2005, Mr. Talbot returned to EIG as Managing Director and Head of Oil and Gas. From March 2012 to April 2015, Mr. Talbot served on the board of directors of Plains Offshore Operations Inc., a subsidiary of Freeport-McMoRan Inc., a public, U.S.-based natural resource company. Mr. Talbot began his professional career with Trafalgar House Oil & Gas, a British independent, holding both engineering and commercial positions in Houston and London, respectively. Mr. Talbot received a B.S. in Petroleum Engineering from Louisiana State University and an M.B.A. from Texas A&M University. Mr. Talbot is a registered professional engineer in the State of Texas.
Mr. Talbot brings to the Board extensive management and operational experience in the financial energy industry, including his current service as Vice Chairman for EIG and his previous service as Chief Investment Officer for EIG. Mr. Talbot’s experience working in the global oil and gas industry both in engineering and commercial positions provides the Board with critical skills in the areas of aligning financial and strategic initiatives and risk management. For these reasons, the Board has determined that Mr. Talbot should serve on the Board.

Charles S. Weiss has been a member of the Board since October 2006 and is currently the Chairman of the Audit Committee. Mr. Weiss served as lead independent director of the Board from July 2008 until April 2010. He is a Founder and Managing Partner of JOG Capital Inc., a provider of private equity to Canadian exploration and production companies, a position that he has held since July 2002. Mr. Weiss currently serves on the boards of directors of JOG Capital Inc. and the National Forest Foundation, a non-profit foundation promoting the United States National Forest System. He previously served on the boards of directors and audit committees of three oil and gas companies from 2007 to 2009: Exshaw Oil Corp., Masters Energy Inc., and Livingston Energy Ltd. Mr. Weiss also served on the reserve committees at Masters Energy and Exshaw Oil. In addition, Mr. Weiss served as Managing Director and Head of Royal Bank of Canada’s Capital Markets Energy Group from October 2002 through May 2006. From June 2001 to July 2002, Mr. Weiss pursued various investment opportunities, which included the establishment of JOG Capital Inc. Previously, he was the Managing Director and Head of the Energy and Power Group with Bank of America Securities from 1998 to June 2001. Mr. Weiss obtained a B.A. in Physics from Vanderbilt University and an M.B.A. from the University of Chicago Graduate School of Business.
Mr. Weiss brings to the Board extensive management and operating experience in the oil and gas industry. The Board has determined that his experience as the Founder and Managing Partner of JOG Capital and previously as the Managing Director and Head of Royal Bank of Canada’s Capital Markets Energy Group make him a valuable contributor to the Board. The Board has also determined that, having served on the board of directors and audit committees of three oil and gas companies from 2007 to 2009, Mr. Weiss also brings considerable directorial and governance experience to the Board. For these reasons, the Board has determined that Mr. Weiss should serve on the Board. Given his expertise in finance and accounting, Mr. Weiss has been determined to be an audit committee financial expert by the Board.
Donald D. Wolf has been a member of the Board since November 2014. Previously, Mr. Wolf served as the Chairman of the board of directors of the general partner of QR Energy, LP, Chief Executive Officer of the general partner of the QR Funds and also served as the Chief Executive Officer of Quantum Resources Management from 2006 until 2009. Prior to serving as the Chief Executive Officer of Quantum Resources Management, Mr. Wolf served as President and Chief Executive Officer of Aspect Energy, LLC, a privately held independent exploration and energy investment company, from 2004 until 2006. Prior to joining Aspect, Mr. Wolf served as Chairman and Chief Executive Officer of Westport Resources Corporation, a an independent oil and gas exploration and production company, from 1996 to 2004. Mr. Wolf has also served as President and Chief Operating Officer of United Meridian Corporation, an independent energy company engaged in the exploration for and development, production and acquisition of oil and natural gas in North American and certain international regions, from 1994 to 1996, President and Chief Operating Officer of General Atlantic Resources, Inc., a Denver-based independent oil and gas operating company that acquired, developed and exploited producing oil and gas properties, from 1981 to 1993 and Co-Founder and President of Terra Marine Energy Company from 1977 to 1981. He began his career in 1965 with Sun Oil Company in Calgary, Alberta, Canada, working in operations and land management. Following Sun Oil Company, he assumed land management positions with Bow Valley Exploration, Tesoro Petroleum Corp. and Southland Royalty Company from 1971 through 1977. Mr. Wolf currently serves as a director of MarkWest Energy Partners, L.P., Enduring Resources, LLC, Laredo Petroleum, LLC and Aspect Energy, LLC. Mr. Wolf is a former director of the Independent Petroleum Association of Mountain States. Mr. Wolf received a B.S. in Business Administration from Greenville College.
Mr. Wolf brings to the Board significant experience in the oil and gas industry having served in the executive officer roles described above, and has a keen understanding of the operations of QR Energy, LP, which we acquired. The Board has determined that Mr. Wolf’s experience serving on boards of directors of companies allows him to provide the Board with a variety of perspectives on corporate governance and other issues, and therefore he should serve on the Board.

GOVERNANCE MATTERS
General
The Partnership Agreement provides that an annual meeting of the limited partners for the election of directors to the Board will be held at such date and time as may be fixed from time to time by our General Partner. The Board has determined that the 2016 Annual Meeting shall be held on April 28, 2016. At the Annual Meeting, the limited partners will vote together as a single class for the election of three directors (our Class II Directors) to the Board. At each annual meeting, the limited partners entitled to vote will elect by a plurality of the votes cast at such meeting persons to serve on the Board who are nominated in accordance with the provisions of the Partnership Agreement.
With respect to the election of directors to the Board, (1) we and our General Partner will not be entitled to vote common units that are otherwise entitled to vote at any meeting of the limited partners, and (2) if at any time any person or group beneficially owns 20% or more of the Outstanding Partnership Securities (as defined in the Partnership Agreement) of any class then outstanding, then all Partnership Securities (as defined in the Partnership Agreement) owned by such person or group in excess of 20% of the Outstanding Partnership Securities of the applicable class may not be voted, and in each case, the foregoing units will not be counted when calculating the required votes for such matter and will not be deemed to be Outstanding (as defined in the Partnership Agreement) for purposes of determining a quorum for such meeting. Such units will not be treated as a separate class of Partnership Securities for purposes of the Partnership Agreement. The number of directors constituting the whole Board may not be less than five or more than nine as established from time to time by a resolution adopted by a majority of the directors. The Board has been divided into three classes, Class I, Class II and Class III. The term of the Class II Directors will expire at the Annual Meeting. The term of the Class III Directors will expire at the annual meeting to be held in 2017. The directors designated to Class I are serving for a term that expires at the annual meeting to be held in 2018. Successors to the class of directors whose term expires at an annual meeting will be elected for a three-year term.
The Board; Leadership Structure; Executive Sessions
The Board currently has a total of eight members. At present, the directors and the class in which each such director is a member are designated as follows:

•	John R. Butler, Jr. — Class I;

•	Gregory J. Moroney — Class I;

•	Randall H. Breitenbach — Class II;

•	Halbert S. Washburn — Class II;

•	Charles S. Weiss — Class II;

•	David B. Kilpatrick — Class III;

•	Kurt Talbot — Class III; and

•	Donald D. Wolf — Class III.
In April 2010, the Board separated the positions of Chairman of the Board and Chief Executive Officer and appointed Mr. Butler, an independent director, as Chairman. Separating these positions allows our Chief Executive Officer to focus on the day-to-day business and operations of the Partnership, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort, and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment necessary to serve as Chairman of the Board. The Board believes that having an independent director serve as Chairman is the appropriate leadership structure for the Partnership at this time.
Our directors meet in executive sessions on a regular basis and hold executive sessions with both internal and external auditors as well as members of management.

Director Independence
Even though most companies with securities listed on The NASDAQ Stock Market LLC are required to have a majority of independent directors serving on the board of directors, The NASDAQ Stock Market LLC does not require a listed limited partnership like us to have a majority of independent directors on the Board. Nevertheless, at present, we meet this requirement. The Board has determined that five of its members — Messrs. Butler, Kilpatrick, Moroney, Weiss and Wolf — meet the independence standards established by The NASDAQ Stock Market LLC.
Board Committee Composition
The Board has two standing committees: the Audit Committee and the Compensation and Governance Committee. The Audit Committee and the Compensation and Governance Committee each have a charter, which is available in the “About Breitburn — Corporate Governance” section of our website at http://www.breitburn.com.
Audit Committee
The members of the Audit Committee are currently Messrs. Kilpatrick, Moroney, Weiss and Wolf. The NASDAQ Stock Market LLC and SEC rules require that the Audit Committee be comprised of at least three directors determined to be independent according to particular rules that apply to members of the Audit Committee. The Board has determined that Messrs. Kilpatrick, Moroney, Weiss and Wolf meet these independence standards. The Board has also determined that one member of the Audit Committee, Mr. Weiss, qualifies as an “Audit Committee Financial Expert” as defined by SEC rules.
The Audit Committee’s primary functions are to assist the Board with respect to:

•	the review of the financial statements and the financial reporting of the Partnership;

•	the assessment of the Partnership’s internal controls;

•	the appointment, compensation and evaluation of the external auditor and the oversight of the external audit process;

•	the performance of the Partnership’s internal audit function;

•	the review and approval on an ongoing basis of all material related party transactions required to be approved by the Board;

•	the resolution of any conflicts of interest with our General Partner and its affiliates;

•	oversight of risk management at the Partnership; and

•	the preparation of the Audit Committee report included in this proxy statement.
As provided in the Partnership Agreement, the Board may rely on the Audit Committee, acting as the Conflicts Committee under the Partnership Agreement, to determine if the resolution of a conflict of interest with our affiliates is fair and reasonable to us. Any matters approved by the Audit Committee in good faith will be permitted and deemed approved by all of our partners and not a breach by our General Partner of any duties it may owe us or our unitholders. During 2015, the Conflicts Committee met three times to discuss matters related to the Third Amended and Restated Administrative Services Agreement with PCEC.
Compensation and Governance Committee
The members of the Compensation and Governance Committee currently are Messrs. Butler, Kilpatrick, Moroney and Weiss. The Compensation and Governance Committee’s primary functions are to:

•	review and approve the compensation of our executive officers and directors;

•	review the executive compensation disclosure to be included in our Annual Report on Form 10-K and proxy statement;

•	determine and make grants under the First Amended and Restated Breitburn Energy Partners LP 2006 Long-Term Incentive Plan (as amended, “Long-Term Incentive Plan”);

•	review management’s recommendations for employee compensation and benefits;

•	assist the Board in corporate governance matters; and

•	recommend to the Board new candidates for election to the Board and assist the Board in evaluating the performance of its members.
The Chief Executive Officer of our General Partner also participates in the compensation process by: (1) providing evaluations of other executive officers; (2) presenting overall results of the Partnership’s performance based upon the achievements of each functional department; (3) in some years, reviewing peer group information and compensation recommendations and providing feedback regarding the potential impact to the Partnership; and (4) participating in Compensation and Governance Committee meetings at the invitation of the committee, subject to exclusion from certain meetings or portions thereof intended to be exclusive of management. The Chief Financial Officer of our General Partner evaluates the financial implications and affordability of compensation programs. Other executive officers may periodically participate in the compensation process and Compensation and Governance Committee meetings at the invitation of the committee to advise on performance and/or activity in areas with respect to which these executive officers have particular knowledge or expertise. Additional information regarding the Compensation and Governance Committee’s processes and procedures for the consideration and determination of executive compensation are discussed in “Compensation Discussion and Analysis” below.
Compensation Committee Interlocks and Insider Participation
During 2015, our Compensation and Governance Committee was comprised of the following independent directors: Messrs. Butler, Kilpatrick, Moroney and Weiss. None of the members of our Compensation and Governance Committee (i) was an officer or employee of the Partnership or of our General Partner, (ii) was formerly an officer of the Partnership or of our General Partner or (iii) had any relationship requiring disclosure under the SEC’s rules governing disclosure of related person transactions (Item 404 of Regulation S-K). Additionally, no executive officer of our General Partner served as a member of the compensation committee or as a director of any entity where an executive officer of such entity is a member of the Board or our Compensation and Governance Committee, except that Messrs. Halbert S. Washburn and Breitenbach served as directors of PCEH.
Board and Committee Meetings
During 2015, the Board had fifteen regularly scheduled and special meetings (including our 2015 Annual Meeting), our Audit Committee had five meetings, and our Compensation and Governance Committee had five meetings. None of our directors attended fewer than 75% of the aggregate number of meetings of the Board and committees of the Board on which the director served.
Board Nominations; Consideration of Diversity
Nominations of persons for election to the Board may be made at an annual meeting of the limited partners only (1) pursuant to our General Partner’s notice of meeting (or any supplement thereto), (2) by or at the direction of the Board or any committee thereof, or (3) by any limited partner who was a record holder at the time the notice provided for in the Partnership Agreement is delivered to our General Partner, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the Partnership Agreement.
The entire Board is responsible for nominating members for election to the Board and filling vacancies on the Board that may occur between annual meetings. The Board believes that all directors must possess a considerable amount of business management (such as experience as an executive), financial background, oil and gas related business experience and public company or partnership experience. The Compensation and Governance Committee is responsible for identifying, screening and recommending candidates to the entire Board for prospective Board membership. When searching for new candidates, the Compensation and Governance Committee will consider the evolving needs of the Board and will search for candidates that fill any current or anticipated future needs. The Compensation and Governance Committee first will consider a candidate’s management and business experience and then consider issues of judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing unitholder value when considering director candidates. The Compensation and Governance Committee also will consider diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Compensation and Governance Committee does not have a formal policy with respect to diversity. However, the Board and the Compensation and Governance Committee believe that it is essential that Board members represent diverse viewpoints. In considering candidates for the Board, the Compensation and Governance Committee will consider the entirety of each candidate’s credentials and qualifications in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board will also be considered.
Nomination of Director Candidates by Unitholders
Unitholders of record may nominate directors for election to the Board at any annual meeting, provided that they comply with the requirements described below and in the section of this proxy statement entitled “Proposals for the Next Annual Meeting.” While we do not have a policy that specifically addresses the consideration of director candidates recommended by unitholders, there would be no differences in the manner and criteria by which the Compensation and Governance Committee and the Board evaluate director candidates recommended by unitholders and those recommended by other sources.
For any nominations brought before an annual meeting by a unitholder, the unitholder must give timely notice thereof in writing to our General Partner. The notice must contain certain information as described in the Partnership Agreement. To be timely, a unitholder’s notice must be delivered to our General Partner not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the unitholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Partnership or our General Partner).
In the event that the number of directors to be elected to the Board is increased effective at an annual meeting and there is no public announcement by the Partnership or our General Partner naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a limited partner’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to our General Partner not later than the close of business on the 10th day following the day on which such public announcement is first made by the Partnership or our General Partner.
Nominations of persons for election to the Board also may be made at a special meeting of limited partners at which directors are to be elected in accordance with the provisions of the Partnership Agreement.
Only such persons who are nominated in accordance with the procedures set forth in the Partnership Agreement will be eligible to be elected at an annual or special meeting of limited partners to serve as directors. Notwithstanding the foregoing, unless otherwise required by law, if the unitholder (or a qualified representative of the unitholder) does not appear at the annual or special meeting of limited partners to present a nomination, such nomination will be disregarded notwithstanding that proxies in respect of such vote may have been received by our General Partner or the Partnership.
In addition to the provisions described above and in the Partnership Agreement, a unitholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder; provided however, that any references in the Partnership Agreement to the Exchange Act or the rules promulgated thereunder are not intended to and do not limit any requirements applicable to nominations pursuant to the Partnership Agreement, and compliance with the Partnership Agreement is the exclusive means for a limited partner to make nominations.
The public announcement of an adjournment, postponement or extension of the Annual Meeting will not commence a new time period (or extend any time period) for the giving of a unitholder’s notice as described above.
The Board’s Role in Risk Oversight
While the Board has the ultimate oversight responsibility for the risk management process, certain committees also have responsibility for risk management. On behalf of the Board, the Audit Committee plays a key role in the oversight of the Partnership’s risk management function. The Audit Committee reviews our risk management policies, any major financial risks and the steps taken by management to monitor and control those risks. The Audit Committee also oversees the Partnership’s Risk Management Committee (the “RMC”) comprised of our General Partner’s Chief Executive Officer, President, Chief Financial Officer, General Counsel and Treasurer, each of whom supervises day-to-day risk management throughout the Partnership. The RMC is not a committee of the Board. The RMC assists the Partnership in identifying potential material risks and implementing appropriate mitigation measures. Members of the RMC meet formally at least once a month, to review and monitor potential risks, including commodity and interest rate hedging risk, counterparty credit exposure risk, financial risk and insurance policy structure and indemnity arrangements. The RMC reports directly to the Audit Committee. The Audit Committee’s role in the Partnership’s risk oversight process includes receiving at least quarterly reports from members of the RMC on areas of material risk to the Partnership, including operational, financial, legal and regulatory, and strategic risks and highlighting any new risks the RMC has identified that may have arisen since they last met. The Audit Committee receives these reports from management to enable it to understand our risk identification, risk management and risk mitigation strategies. The Audit Committee reviews the Partnership’s hedging policy at least once annually. The Compensation and Governance Committee oversees risk management as it relates to our compensation plans, policies and practices and has met with management to review whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Partnership. The Board is advised by the committees of significant risks and management’s response via periodic updates.
Unitholder Communications Policy
To ensure that the Partnership has in place policies and programs that enable the Partnership to communicate effectively and in a timely manner with its unitholders, other stakeholders, analysts and the public generally, the Board has adopted the Disclosure Policy of the Partnership and the General Partner (the “Disclosure Policy”). The Disclosure Committee established under the Disclosure Policy reports annually to the Compensation and Governance Committee with respect to any desirable changes to the Disclosure Policy and with respect to compliance with the policy in order to ensure its objectives are being achieved and that the Disclosure Committee is effectively implementing the policy.
Any unitholder of the Partnership may contact the Board (including any individual director) by email at directors@breitburn.com or in writing c/o the Corporate Secretary at the Partnership’s corporate headquarters at 707 Wilshire Boulevard, Suite 4600, Los Angeles, CA 90017. Matters relating to the Partnership’s accounting, internal accounting control or audit matters will be referred to the Audit Committee, communications addressed to individual directors will be forwarded to the applicable addressee(s), and other matters will be referred to the Chairman of the Board.
Director Attendance at Annual Meetings of Limited Partners
We believe that there are benefits to having members of the Board attend annual meetings of limited partners. From time to time, however, a member of the Board might have a compelling and legitimate reason for not attending an annual meeting. As a result, the Board has decided that director attendance at annual meetings should be strongly encouraged, but is not required. All the members of the Board except Mr. Breitenbach attended our annual meeting of limited partners held on June 18, 2015.
Code of Conduct
The Board has adopted a Code of Business Conduct (the “Code of Conduct”), which includes a series of corporate governance principles applicable to all our and our General Partner’s employees, officers and directors, and is designed to affirm our high standards of business conduct and to emphasize the importance of integrity and honesty in the conduct of our business. We believe that the ethical foundations outlined in our Code of Conduct are critical to our ongoing success. The Code of Conduct is distributed to all of our employees and is posted in the “About Breitburn — Corporate Governance” section of our website at http://www.breitburn.com.
Code of Ethics for Financial Employees
We have adopted a Code of Ethics for Chief Executive Officers and Senior Officers, which applies to our General Partner’s Chief Executive Officer, President, Chief Financial Officer, Controller, Chief Operating Officer, General Counsel and all other Vice Presidents and senior officers of the General Partner (the “Code of Ethics”). The Code of Ethics complies with the rules of the SEC and Rule 406 of the Sarbanes-Oxley Act of 2002. The Code of Ethics is intended to deter wrongdoing and to promote honest and ethical conduct by such officers. The Code of Ethics is posted in the “About Breitburn — Corporate Governance” section of our website at http://www.breitburn.com.

AUDIT COMMITTEE REPORT
The Audit Committee oversees the Partnership’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and with PricewaterhouseCoopers LLP, the Partnership’s independent registered public accounting firm, the audited financial statements contained in the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. During the year ended December 31, 2015, the Audit Committee was chaired by Charles S. Weiss and also included David B. Kilpatrick, Gregory J. Moroney and Donald D. Wolf.
PricewaterhouseCoopers LLP is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed with PricewaterhouseCoopers LLP their judgment as to the quality, not just the acceptability, of the Partnership’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.
The Audit Committee discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board. This included (a) the auditor’s judgment about the quality, not just the acceptability, of the accounting principles as applied in our financial reporting, (b) the methods used to account for significant unusual transactions, (c) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (d) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (e) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and disclosures in the financial statements. The Audit Committee received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning the accountant’s independence, and has discussed with PricewaterhouseCoopers LLP its independence from management and the Partnership.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2015 be included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.
The Audit Committee:
Charles S. Weiss, Chairman
David B. Kilpatrick
Gregory J. Moroney
Donald D. Wolf

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
Section 16(a) of the Exchange Act requires the directors and executive officers of our General Partner, and persons who own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5 with the SEC. Based solely on our review of the reporting forms and written representations provided to us from the individuals required to file reports, we believe that each of our executive officers and directors has complied with the applicable reporting requirements for transactions in our securities during the year ended December 31, 2015, except reports for additional restricted phantom units paid as distribution equivalents were filed one day late on May 20, 2015 by Messrs. Breitenbach, Halbert S. Washburn, Pease, Jackson, Brown and W. Jackson Washburn and reports for acquisitions of common units on March 19, 2015 and August 28, 2015 were filed late on February 22, 2016 by Mr. Wolf.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
General
As of March 4, 2016, affiliates of our General Partner, including directors and executive officers of our General Partner, owned 3,889,965 common units and 37,462,156 Series B units, collectively representing a 15.7% limited partner interest in us.
Mr. W. Jackson Washburn, who is the brother of Mr. Halbert S. Washburn, is an employee of Breitburn Management and serves as an officer of our General Partner and of PCEH, the indirect owner of PCEC. For the year ended December 31, 2015, Mr. W. Jackson Washburn received a base salary of $327,600, bonus payment of $111,385 and an equity grant on January 26, 2015 of 87,393 restricted phantom units.
At December 31, 2015, we had net current receivables of $1.7 million due from PCEC related to the ASA (as defined below), employee related costs and oil and gas sales made by PCEC on our behalf from certain properties. During 2015, the monthly charges to PCEC for indirect expenses totaled $8.4 million and charges for direct expenses including direct payroll and other direct costs totaled $9.6 million.
Distributions and Payments to Affiliates of Our General Partner
We will generally distribute all our available cash to all unitholders, including affiliates of our General Partner. Upon our liquidation, our limited partners, including affiliates of our General Partner, will be entitled to receive liquidating distributions according to their particular capital account balances.
Administrative Services Agreement
Concurrently with the completion of the initial public offering of Pacific Coast Oil Trust, which was formed by PCEC, Breitburn Management, our wholly owned subsidiary, entered into a Third Amended and Restated Administrative Services Agreement (as amended, the “ASA”) with PCEC with an effective date of April 1, 2012, pursuant to which Breitburn Management manages the operations of PCEC and provides administrative services such as accounting, corporate development, finance, land, legal and engineering to PCEC. Pursuant to the ASA, PCEC agreed to pay Breitburn Management a monthly fixed fee for indirect costs, including general and administrative costs, relating to the performance of Services (as defined in the ASA). The monthly fee is fixed at $700,000 through December 31, 2016. For periods on and after January 1, 2017, the monthly fee will be determined on a biannual basis.
Pursuant to amendments to the ASA, the initial term of the ASA had been extended to December 31, 2016; provided, however, in the event PCEC had not received certain drilling permits by December 31, 2015, PCEC retained the option to terminate the ASA effective as of June 30, 2016 by giving prior written notice to Breitburn Management of its intention to terminate the ASA by February 8, 2016. The ASA also provides for early termination on the happening of certain events.
Under the ASA, PCEC is also able to terminate such agreement by giving written notice of termination to Breitburn Management upon (1) a PCEC Change in Control (as defined in the ASA), (2) a BBEP Change in Control (as defined in the ASA), (3) a Breitburn Management Change in Control (as defined in the ASA), or (4) Breitburn Management’s failure to pay employees providing services within 30 days of the date such employees’ payment is due, subject to the terms of the ASA. In addition, after June 30, 2016, upon 180 days’ prior written notice, PCEC may elect to terminate the ASA effective as of the end of the 180 day period following the delivery of notice by PCEC to Breitburn Management. As defined in the ASA, a BBEP Change in Control and a Breitburn Management Change in Control include a change in control of the Partnership or Breitburn Management, respectively, effected through both Messrs. Halbert S. Washburn and Randall H. Breitenbach no longer being employed as Co-Chief Executive Officers of Breitburn GP or Breitburn Management, respectively. Mr. Breitenbach’s resignation as President of Breitburn GP effective December 31, 2012 did not trigger a change in control under the ASA. If the ASA is terminated by PCEC, under certain circumstances, PCEC will be obligated to promptly reimburse Breitburn Management for its reasonable expenses incurred in reducing its staffing, including, but not limited to reasonable severance payments, up to a maximum of the lesser of two times the monthly fixed fee in effect at the date of such termination and $2.0 million.

Breitburn Management will be able to terminate the ASA by giving written notice of such termination to PCEC upon the occurrence of a PCEC Change in Control.
In the event that PCEC, the Partnership or Breitburn Management becomes bankrupt or dissolves or commences liquidation or winding-up, the ASA will automatically terminate without notice to the other party.
On February 5, 2016, PCEC provided written notice to Breitburn Management of its intention terminate the ASA effective as of June 30, 2016.
For more information on potential conflicts between us and PCEC, see our Annual Report filed on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 26, 2016, Part I — Item 1A “— Risk Factors” — “Risks Related to Our Structure — Certain of the directors and officers of our General Partner, including the Vice Chairman of the Board, our Chief Executive Officer, our President and other members of our senior management, own interests in PCEC, which is managed by our subsidiary, Breitburn Management. Conflicts of interest may arise between PCEC, on the one hand, and us and our unitholders, on the other hand. Our partnership agreement limits the remedies available to you in the event you have a claim relating to conflicts of interest.”
Omnibus Agreement
On August 26, 2008, the Partnership entered into an Omnibus Agreement with PCEC, PCEC’s general partner, PCEH, our General Partner and Breitburn Management, which sets forth certain agreements with respect to conflicts of interest.
PCEC has agreed that the Partnership has a preferential right with respect to any business opportunity with respect to either (1) any third party upstream oil and gas properties and any related midstream assets, if the fair market value of the estimated proved developed reserves related to such properties constitutes 70% or more of the fair market value of such properties and related midstream assets (as determined in good faith by the Board), or (2) any third party oil and gas properties and any related midstream assets located within one mile of any oil and gas properties and any related midstream assets that are owned by the Partnership, our General Partner or any of their subsidiaries, and in which no interest is owned by PCEH, PCEC’s general partner, PCEC or any of their subsidiaries.
The Partnership has agreed that PCEC has a preferential right with respect to any business opportunity with respect to either (1) any third party upstream oil and gas properties and any related midstream assets, if the fair market value of the estimated proved developed reserves related to such properties constitutes less than 70% of the fair market value of such properties and related midstream assets (as determined in good faith by the board of directors of PCEH), or (2) any oil and gas properties and any related midstream assets located within one mile of any oil and gas properties and any related midstream assets that are owned by PCEH, PCEC’s general partner, PCEC or any of their subsidiaries, and in which no interest is owned by the Partnership, our General Partner or any of their subsidiaries.
If the Partnership or PCEC is presented with a business opportunity with respect to any oil and gas properties and any related midstream assets located within one mile of any oil and gas properties that are jointly owned by the Partnership and PCEC, the Partnership or PCEC, as applicable, must give prompt written notice to the other party of such business opportunity. The Partnership and PCEC have agreed to discuss the pursuit of a joint bid for such business opportunity on the basis of their existing ownership interests, including their respective operating control, in the jointly owned properties. If the parties cannot agree on the terms upon which to proceed with a joint bid within 15 business days, then each of the Partnership and PCEC will be free to pursue an independent bid for such business opportunity. As of August 26, 2008, the properties jointly owned by the Partnership and PCEC were properties in the East Coyote and Sawtelle fields in the Los Angeles Basin in California.
The Omnibus Agreement may be terminated (1) by PCEH upon notice to the other parties upon a change of control of PCEC, (2) by our General Partner upon notice to the other parties upon a change of control of the Partnership, and (3) by either PCEH or our General Partner at such time as the Partnership and PCEC cease to be under common management or upon the termination of the ASA; provided, however, that if the ASA is terminated under certain circumstances, the Omnibus Agreement may not be terminated by PCEH until 180 days after termination of the ASA.

Transactions with EIG
Effective on April 8, 2015 (the “Closing Date”), Kurt A. Talbot was appointed as a Class III director (term expiring in 2017) of our General Partner in connection with the closing of the Partnership’s private placements of $350 million of its Series B units and $650 million of 9.25% Senior Secured Second Lien Notes due 2020 (the “Notes”). Mr. Talbot is Senior Advisor with EIG Management Company, LLC and a member of the Executive Committee of EIG Global Energy Partners, which sponsored the private equity funds that directly or indirectly own EIG Redwood Equity Aggregator, LP (“EIG Equity”) and EIG Redwood Debt Aggregator, LP (“EIG Debt ”).
Purchase of Series B Preferred Units
On the Closing Date, EIG Equity purchased 35 million Series B units from the Partnership at an issue price of $7.50 per share (an aggregate price of $262.5 million) pursuant to an amended and restated Series B unit purchase agreement with EIG Equity and the other purchasers party thereto (together with EIG Equity, the “Preferred Unit Purchasers”). On that date, the Partnership executed the Third Amended and Restated Agreement of Limited Partnership of the Partnership to establish the powers, preferences and special rights of the Series B units. Also on that date, the Partnership paid EIG Management Company, LLC (“EIG MC”), an affiliate of EIG, a transaction fee of $7 million with respect to the purchase of the Series B units.
Purchase of Notes
On the Closing Date, EIG Debt purchased $487.5 million in principal amount of the Notes from the Partnership at a purchase price of 97% of the principal amount pursuant to an amended and restated note purchase agreement with EIG Debt and the other purchasers party thereto. Also on that date, the Partnership paid EIG MC a transaction fee equal to $13 million with respect to the purchase of the Notes.
Board Representation and Standstill Agreement
On the Closing Date, the Partnership and the General Partner entered into a board representation and standstill agreement with EIG Equity (the “Board Representation and Standstill Agreement”). Pursuant to the Board Representation and Standstill Agreement, the Partnership and the General Partner agreed to permit EIG Equity to appoint a single representative, in a non-voting observer capacity, to attend all meetings of the full board of directors of the General Partner (the “Board”), subject to certain exceptions. The Partnership and the General Partner also agreed to permit EIG Equity to designate one person to serve as a director on the Board. In general, the Board observation rights and the Board designation rights terminate on the earlier of (1) the date EIG Equity and its affiliates cease to own a majority of the Series B units issued on the Closing Date (plus associated PIK Units) (except upon conversion of the Series B units) or (2) on or after the initial conversion of the Series B units, the date on which EIG Equity and its affiliates no longer own (A) common units issued in respect of any such conversions and (B) Series B units on an as-converted basis that, together, represent 7.5% or more of the outstanding common units (counting for this purpose in the denominator all outstanding Series B units as though they were outstanding common units based on the Series B Conversion Ratio (as defined in the Partnership Agreement) then in effect).
Through and including the annual meeting of unitholders to elect directors to the Board that is held in 2017, EIG Equity has agreed that, at any meeting of the unitholders or in any other circumstances upon which a vote, consent or other approval of all or some of the unitholders is sought solely with respect to the matters described below, EIG Equity will vote (or cause to be voted) or execute (or cause to be executed) consents with respect to, as applicable, all of the units owned by EIG Equity and its affiliates as of the applicable record date (1) in favor of the election of the persons named in the Partnership’s proxy statement as the Board’s nominees for election as directors, and against any other nominees and (2) in favor of the adoption of or amendment to any equity-based compensation plans presented by the Board for unitholder vote that are similar with respect to amount and types of awards for long-term incentive plans of publicly traded upstream oil and gas companies.
In addition, EIG Equity, for itself and its affiliates, has agreed to customary standstill provisions through the earlier of (1) the first anniversary of the date EIG Equity’s board observation and designation rights terminate and (2) the later of (A) the third anniversary of the Closing Date or (B) the first anniversary of the date on which both EIG Equity’s designated director has resigned from the Board and EIG Equity has permanently waived and renounced the Board observation and designation rights.

Registration Rights Agreement
On the Closing Date, the Partnership entered into a registration rights agreement (“Registration Rights Agreement”) with the Preferred Unit Purchasers, including EIG Equity, relating to the registered resale of (1) the Series B units, including PIK Units, and (2) common units issuable upon conversion of the Series B units, including PIK Units. The registration statement for such registered resale was filed on June 12, 2015 and declared effective by the SEC on September 11, 2015. In certain circumstances, the Preferred Unit Purchasers will have piggyback registration rights and rights to request an underwritten offering as described in the Registration Rights Agreement. Each Preferred Unit Purchaser will cease to have registration rights under the Registration Rights Agreement on the later of the fifth anniversary of the Closing Date and the date on which the Preferred Unit Purchaser holds less than $30 million of registrable securities.
Related Party Transaction Policy and Procedures
Our General Partner has adopted a written policy for the review of transactions with related parties. The policy requires review, approval or ratification of transactions exceeding $120,000 in which the Partnership is a participant and in which a director or executive officer of our General Partner, an owner of a significant amount of our voting securities or an immediate family member of any of the foregoing persons has a direct or indirect material interest. These transactions must be reviewed for pre-approval by the Chief Executive Officer if the related party is an executive officer, by the Audit Committee if the related party is a significant unitholder or the Chief Executive Officer, by the Chairman of the Audit Committee if the related party is a director or by a member of the Audit Committee if the related party is the Chairman of the Audit Committee. Only those transactions that are in, or are not inconsistent with, the best interests of the Partnership, taking into consideration whether they are on terms comparable to those available with an unrelated third party and the related party’s interest in the transaction, will be approved.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
This Compensation Discussion and Analysis section discusses the compensation policies and programs for the named executive officers of our General Partner during the year ended December 31, 2015, who were Halbert S. Washburn, our Chief Executive Officer, and James G. Jackson, our Executive Vice President and Chief Financial Officer, and the three next most highly paid executive officers of our General Partner: Mark L. Pease, our President and Chief Operating Officer, Gregory C. Brown, our Executive Vice President, General Counsel and Chief Administrative Officer and W. Jackson Washburn, a Senior Vice President.
In June 2014, we provided our unitholders an advisory vote to approve the compensation of our named executive officers (the “say-on-pay proposal”). At our 2014 Annual Meeting of Limited Partners, our unitholders overwhelmingly approved the compensation of our named executive officers, with over 92% of the votes cast in favor of the say-on-pay proposal. The Compensation and Governance Committee believes this affirms the unitholders’ support of our approach to executive compensation, and did not make any significant changes to its approach in 2014 and 2015. The Compensation and Governance Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the named executive officers. In addition, when determining how often to hold future say-on-pay proposals to approve the compensation of our named executive officers, the Board took into account the strong preference for a triennial vote expressed by our unitholders at our 2011 Annual Meeting of Limited Partners, with over 78% of the votes cast in favor of a triennial vote. Accordingly, the Board determined that we will hold a vote on the say-on-pay proposal to approve the compensation of our named executive officers every three years. Our next say-on-pay proposal vote is expected to be held at the 2017 Annual Meeting of Limited Partners.
Certain 2015 Compensation Decisions. The Compensation and Governance Committee made the following key compensation decisions with respect to our named executive officers’ 2015 compensation. These and other elements of our named executive officers’ 2015 compensation are discussed in further detail below. See “—Components of Compensation.”
In January 2015, the Compensation and Governance Committee made grants of restricted phantom units (“RPUs”) pursuant to the Partnership’s 2006 Long-Term Incentive Plan (as amended, the “Long-Term Incentive Plan”) to each of our named executive officers on terms substantially similar to the grants made to these executives in 2014. These grants continued to further our intent of closely aligning our executive compensation with our peers.
In January 2015, the Compensation and Governance Committee entered into amendments to the convertible phantom unit (“CPU”) agreements (the “CPU Agreements”) in respect of CPUs granted in 2013 and 2014 to our named executive officers under the Long-Term Incentive Plan. The amendments provide that, at vesting, CPUs will be settled in common units on a 1:1 basis and that previously credited performance distribution equivalents (“PDRs”) will be forfeited. The Compensation and Governance Committee determined that these modifications were appropriate and consistent with our retention objectives for our named executive officers in 2015. No CPUs were granted to named executive officers in 2014.
In early 2016, the Compensation and Governance Committee approved cash bonuses earned in 2015 at 79% of each of Messrs. Halbert S. Washburn, Pease, Jackson, Brown and W. Jackson Washburn’s 2015 target bonus opportunities , after taking into account the accomplishments and performance of management in 2015 and the overall performance of the Partnership.
2016 Compensation Decisions. In August 2015, the Compensation and Governance Committee engaged Meridian Compensation Partners, LLC (“Meridian”), a compensation consultant that the Compensation and Governance Committee believes to be independent. On January 28, 2016, based on guidance from Meridian, the Compensation and Governance Committee approved certain changes to compensatory plans and arrangements in which the named executive officers of our General Partner participate. These changes were intended to address the effect of the steep decline in commodity prices, and the related decline in the price of our common units, on the total direct compensation granted to our named executive officers and to continue to align our named executive officers’ compensation with the interests of our unitholders. The value of the grants described below represent a 30% reduction of each named executive officer’s target long-term incentive compensation.

Changes consisted of a new long-term incentive compensation program that, in addition to unit-settled RPUs, includes a new form of cash-settled RPUs, which represent the right to receive a cash payment equal to the fair market value of a common unit on the applicable vesting date (but in no event settled for less than $0.50 per RPU) or, at the Company’s election, a number of common units equal to the number of vested RPUs. In addition, each such RPU was granted in tandem with a distribution equivalent right that remains outstanding from the grant of the RPU until the earlier to occur of its forfeiture or the payment of the underlying common unit, and which entitles the holder thereof to receive a payment of amounts equal to distributions paid in respect of the common units underlying such RPU during such period. The cash-settled RPUs generally vest in two equal installments, on June 28, 2017 and December 28, 2017, subject to the named executive officer’s continued service. The cash-settled RPUs vest in full upon certain qualifying terminations of employment without “cause” for “good reason” or due to death or “disability” and upon a “change of control” (each, as defined in the Long-Term Incentive Plan or the applicable award agreement). The following table sets forth the RPUs (both cash-settled and unit-settled) granted to our named executive officers on January 28, 2016. Unit-settled RPUs granted in 2016 vest in two equal installments on June 28, 2018 and December 28, 2018, subject to the named executive office’s continued service, and otherwise contain terms materially consistent with the terms of the 2015 unit-settled RPU grants described below. See “—Components of Compensation—Long-Term Incentive Plan—Restricted Phantom Units (RPUs)”.

Name	Cash-Settled RPUs Granted (#)	Unit-Settled RPUs Granted (#)
Halbert S. Washburn	1,086,953	2,001,389
Mark L. Pease	529,541	975,036
James G. Jackson	390,188	718,448
Gregory C. Brown	390,188	718,448
W. Jackson Washburn	153,637	282,889
In addition, in January 2016, the Compensation and Governance Committee approved grants of discretionary cash incentive bonus awards, including discretionary cash incentive bonus awards to our named executive officers. The bonuses vest in two installments on June 28, 2016 and December 28, 2016, subject to the grantee’s continued service as an employee through the applicable vesting dates. These bonuses are neither granted under, nor subject to the terms of, the Long-Term Incentive Plan or our Short-Term Incentive Plan. The following table sets forth the dollar values of the discretionary cash incentive bonus awards granted to our named executive officers in January 2016:

Name	Discretionary Cash Bonus Amount
Halbert S. Washburn	$739,127
Mark L. Pease	360,088
James G. Jackson	265,327
Gregory C. Brown	265,327
W. Jackson Washburn	104,472
2015 Business Highlights; Pay for Performance. Pay for performance is an important component of our compensation philosophy. In this regard, our executive compensation program includes annual bonuses and long-term incentive compensation that are tied to the Partnership’s performance. During 2015, among other accomplishments, we successfully integrated the assets acquired in connection with the acquisition of QR, Energy, LP, a Delaware limited partnership (“QRE”). We achieved record production of 20 million barrels of oil equivalent (“Boe”) which was a year over year increase of approximately 43 percent. We also controlled pre-tax lease operating expenses resulting in an 18.5% decrease in costs for the fourth quarter of 2015, as compared to the fourth quarter of 2014. We closed a $1 billion strategic investment led by EIG Global Energy Partners, which included $350 million of convertible preferred equity and $650 million of senior secured second lien notes, the net proceeds of which were used to repay borrowings under our bank credit facility. As part of that strategic investment, we were able to negotiate a one-year fixed borrowing base of $1.8 billion under our bank credit facility. The Compensation and Governance Committee took these positive accomplishments, among other considerations, into account in making compensation decisions with respect to our named executive officers’ 2015 compensation.
Unitholder Interest Alignment. Our long-term incentive compensation program is intended to be strongly aligned with the long-term interests of our unitholders. We have provided our named executive officers with annual grants of RPUs since 2007, and in certain years, CPU grants, in order to align compensation with unitholder interests by encouraging retention and long-term performance. We continue to believe that linking our named executive officers’ compensation to the amount and payment of distributions to our unitholders is key to aligning their interests with that of our unitholders.
Good Governance. In furtherance of our objective of implementing policies and practices that are mindful of the concerns of our unitholders, the Compensation and Governance Committee is comprised solely of independent directors and the Compensation and Governance Committee has engaged compensation consultants that it believes to be independent to provide it with advice on matters related to executive compensation from time to time.
Determination of Compensation
The Compensation and Governance Committee is responsible for reviewing the Partnership’s compensation program from time to time and making recommendations to the full Board regarding any changes to the program. Grants of equity awards are approved by the Compensation and Governance Committee.
In November 2012, Hay Group, Inc. (“Hay Group”) provided the Compensation and Governance Committee with a market review of our executive compensation program. Hay Group used the E&P Peer Group (as defined below) to compare 2011 base salaries, annual incentive targets and long term incentive target awards levels of certain executive officers of our General Partner. Hay Group compared the amounts and forms of our executive compensation with that of the following peer group of eighteen U.S. master limited partnerships and other exploration and production companies (the “E&P Peer Group”) as set forth below.

Berry Petroleum Company	Laredo Petroleum Holding Inc.	Rosetta Resources, Inc.
Cabot Oil & Gas Corporation	Legacy Reserves LP	SM Energy Company
Comstock Resources, Inc.	Linn Energy, LLC	Stone Energy Corporation
EPL Oil & Gas Inc.	PDC Energy Inc.	Swift Energy Company
EXCO Resources, Inc.	Plains Exploration & Production Company	Vanguard Natural Resources LLC
Forest Oil Corporation	Range Resources Corporation	W&T Offshore Inc.
The criteria for inclusion in the E&P Peer Group was based on utilizing upstream, independent oil and gas exploration and production companies, ranging from approximately one-half to two times our size based on year end revenue, and with a priority on master limited partnerships. In January 2013, Hay Group provided the Compensation and Governance Committee with an updated market review of our executive compensation program.
While the Compensation and Governance Committee considered the E&P Peer Group in establishing executive compensation, the Committee did not formally benchmark total compensation or individual compensation elements against the E&P Peer Group, and the Compensation and Governance Committee does not aim to set total compensation, or any compensation element, at a specified level as compared to the companies in the E&P Peer Group.
In August 2015, the Compensation and Governance Committee engaged Meridian Compensation Partners, LLC (“Meridian”), a compensation consultant that the committee believes to be independent. Meridian was engaged to advise the committee with respect to executive compensation and to recommend, develop and design new long term incentive awards to address the steep decline in commodity prices and the related decline in the price of our Common Units, which underpin the long term incentive compensation made to our executives. As discussed in detail above, in January 2016, Meridian recommended a new long-term incentive compensation program, which, in addition to unit-settled RPUs, included grants of cash-settled RPUs and discretionary cash incentive bonus awards to our named executive officers. See “Compensation Discussion and Analysis—Executive Compensation—2016 Compensation Decisions.”

Compensation Objectives
Our overall goal is to ensure that executive compensation policies are consistent with our strategic business objectives, are aligned with the interests of the unitholders and provide incentives for the attainment of these objectives. Our named executive officer compensation program includes three components:

•	base salary, which is intended to provide a stable annual salary at a level consistent with competitive market practice, individual performance and scope of responsibility;

•	variable short-term incentive cash bonuses, which link compensation to our performance, and the performance of the individual executive, over the course of the year; and

•	variable long-term equity-linked awards, which encourage actions to maximize long-term unitholder value.
The relative proportion of total compensation we pay or award for each individual component of compensation (base, variable short-term cash bonus or long-term equity-linked awards) varies for each named executive officer based on the executive’s level in the organization. The executive’s level correlates with the executive’s ability to impact business results through the executive’s performance and leadership role. At higher levels of the organization, executive officers have a greater impact on achievement of the business strategy and overall business performance. Therefore, certain executive officers have a higher proportion of their total compensation delivered through variable short-term cash bonuses and long-term equity-linked awards. Our philosophy is to make a greater proportion of an executive’s compensation comprised of performance-based variable short-term cash bonuses and long-term equity-linked awards so that the executive is well-rewarded if we perform well over time. Our policy is to fix at the beginning of each year the target amount of variable short-term bonus and equity-linked awards that will be provided to the named executive officer during the year as a percentage of the named executive officer’s base salary. Base salary, benefits and severance arrangements are fixed and not directly linked to performance targets. See “— Components of Compensation.”
Components of Compensation
Base Salary
Our policy is to position base executive salaries at levels that we believe are comparable to salaries provided to other executive officers in our market, with consideration to the scope of an individual’s responsibilities and performance. In 2015, the Compensation and Governance Committee did not increase named executive officer salaries from those in effect in 2014.
The annual base salaries of our named executive officers for 2014 and 2015 are noted below:

		Annual Base Salary
Name	Position in 2015	2015	2014
Halbert S. Washburn	Chief Executive Officer	$676,000	$676,000
Mark L. Pease	President and Chief Operating Officer	494,000	494,000
James G. Jackson	Executive Vice President and Chief Financial Officer	416,000	416,000
Gregory C. Brown	Executive Vice President, General Counsel,
	and Chief Administrative Officer	416,000	416,000
W. Jackson Washburn	Senior Vice President	327,600	327,600
Short-Term Incentive Plan (STIP) — Annual Bonuses
We provide short-term incentive awards in the form of discretionary annual cash bonuses to eligible employees of Breitburn Management, including the named executive officers. The STIP is usually paid during the first quarter of the year following the performance year and is designed to focus employees on our operating and financial performance by linking their annual award payment to Partnership and individual performance for the prior year. The target bonus opportunities were set at levels recommended by Hay Group in November 2012, which were intended to place the named executive officers’ target cash compensation and target direct compensation within the 50th to 75th percentile of the E&P Peer Group, with opportunities for higher total compensation based on outstanding short- and long-term results. The following table sets forth each named executive officer’s target and maximum award opportunities (as a percentage of base salary) for 2015:

	2015
Name	Target Award	Maximum Award
Halbert S. Washburn	100%	200%
Mark L. Pease	90%	180%
James G. Jackson	80%	160%
Gregory C. Brown	80%	160%
W. Jackson Washburn	50%	100%
In determining bonus payouts for 2015, the Compensation and Governance Committee evaluated the Partnership’s performance and considered the following factors: (1) we successfully integrated the assets acquired in connection with the acquisition of QRE; (2) we achieved record production of 20 million Boe which was a year over year increase of approximately 43 percent; (3) we controlled pre-tax lease operating expenses resulting in an 18.5% decrease in costs for the fourth quarter of 2015, as compared to the fourth quarter of 2014; (4) we closed a $1 billion strategic investment led by EIG Global Energy Partners, which included $350 million of convertible preferred equity and $650 million of senior secured second lien notes, the net proceeds of which were used to repay borrowings under our bank credit facility; and (5) we negotiated a one-year fixed borrowing base of $1.8 billion under our bank credit facility. The Compensation and Governance Committee’s evaluation of the named executive officers’ performance was based on both certain operating and financial performance criteria established by the Board at the beginning of the year and on a subjective assessment of the individual executive’s performance. The Compensation and Governance Committee reviewed the actual results of the Partnership during 2015 against core strategic goals set by the Board at the beginning of the year. These goals included targets for generating distributable cash flow, maintaining distributions, maintaining a maximum debt leverage ratio, staying at or below an average level of bank debt, completion of certain general and administrative expense reductions, completion of the integration of QRE and its assets, execution of $1 billion capital raise to reduce borrowings under the bank credit facility and a measure of certain key operating goals of the Partnership. The Compensation and Governance Committee determined that, during 2015, the Partnership met or exceeded the core strategic goals with respect to operating performance, general and administrative expense reductions, integration of QRE, and the execution of the $1 billion capital raise, but did not meet the goals related to the maintenance of distributions, maintaining a debt leverage ratio, staying at or below an average level of bank debt and the generation of distributable cash flow. The core strategic operating goal is a combined measure resulting from a comparison of the following criteria to amounts budgeted for these items: oil and gas production, lease operating expenses, capital efficiency, general and administrative expense, safety and distributable cash flow per common unit. With respect to this operating goal, the Compensation and Governance Committee determined that, in 2015, the Partnership exceeded budgeted performance for lease operating expenses and met its budgeted performance for oil and gas production and safety. The Compensation and Governance Committee determined that actual performance for capital efficiency, general and administrative expense and distributable cash flow were below targeted levels. The Compensation and Governance Committee also subjectively reviewed the performance of our General Partner’s named executive officers during the year. Although the Partnership on an overall basis achieved 105% of its budgeted core strategic operating goal, the Committee after taking into account the state of the industry and the Partnership, used its discretion to lower bonuses to 79% of each executive’s target award. Based on the Committee’s evaluation of the Partnership’s performance described above, our named executive officers’ 2015 STIP annual bonuses were determined to have been earned as follows:

Name	2015 Bonus Award (as a % of Target Award)
Halbert S. Washburn	79%
Mark L. Pease	79%
James G. Jackson	79%
Gregory C. Brown	79%
W. Jackson Washburn	79%
It should be noted that only a portion of the STIP for the named executive officers is paid by the Partnership. The Partnership paid 75% of the calculated STIP amount to Messrs. Halbert S. Washburn and Jackson, 80% of the calculated STIP amount to Mr. Pease, 73% of the calculated STIP amount to Mr. Brown and 95% of the calculated STIP amount to Mr. W. Jackson Washburn, because the executive officers also perform work for PCEC. PCEC is responsible for paying STIP bonuses attributable to work done on behalf of PCEC based upon the separate performance of PCEC. The bonus amounts awarded for 2015 are included in the “Summary Compensation Table” below.
Long-Term Incentive Plan
The Long-Term Incentive Plan provides financial incentives to the named executive officers through grants of unit and unit linked awards, including RPUs and CPUs. The Long-Term Incentive Plan is designed to focus its participants on our operating and financial performance by linking the value of awards to distributions to unitholders and other Partnership and individual results.
In 2015, certain of the senior executive officers of our General Partner, including the named executive officers, received new grants of RPUs. The grant amounts were established in accordance with the target long-term incentive values as a percentage of base salary that were recommended by Hay Group in January 2013 as follows:

Name	Long-Term Incentive Values as a Percentage of Base Salary
Halbert S. Washburn	600%
Mark L. Pease	400%
James G. Jackson	350%
Gregory C. Brown	350%
W. Jackson Washburn	175%
The Compensation and Governance Committee approves grants of RPUs to our named executive officers on an annual basis and, in past years, grants of CPUs to certain of our named executive officers. RPUs granted prior to 2016 are generally scheduled to vest on an annual basis over a three year period, while the CPU grants are scheduled to vest at the end of a three year period. In 2015, no new grants of CPUs were made to our named executive officers, because the Compensation and Governance Committee did not believe that such grants would be effective as long-term incentive compensation, given the low commodity price environment and the Compensation and Governance Committee’s retention objectives for our named executive officers.
Restricted Phantom Units (RPUs)
RPUs are phantom equity awards that, to the extent vested, represent the right to receive actual common units upon specified payment events. RPUs generally vest in three equal, annual installments on each anniversary of the vesting commencement date of the award. In addition, RPUs are generally subject to accelerated vesting in full upon the earlier occurrence, during the grantee’s employment, of a “change in control” or upon the grantee’s termination due to death or “disability,” termination without “cause” or, for certain grantees, termination for “good reason” (as defined in the holder’s employment agreement, if applicable). Under the Long-Term Incentive Plan, a “change in control” is generally defined as the occurrence of any one of the following: (a) the acquisition by any person, other than an affiliate, of more than 50% of the combined voting power of the equity interests in Breitburn Management, our General Partner or us; (b) the approval by our limited partners, in one or a series of transactions, of a plan of complete liquidation; (c) the sale or other disposition by either our General Partner or us of all or substantially all of our assets to any person other than an affiliate; (d) a transaction resulting in a person other than our General Partner becoming the general partner; or (e) any time at which our “continuing directors” cease to constitute a majority of the Board. If an RPU vests on an annual vesting date or in connection with a termination of employment, the grantee will receive payment of the underlying common units within sixty days after such vesting date. If an RPU vests in connection with a change in control, then the grantee will receive payment of the underlying common units upon the earlier to occur of the annual vesting date that would have applied absent the change in control or the grantee’s termination of employment. Amounts payable in the event of a termination of the grantee’s employment are subject to a delay of up to six months to the extent required to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, each RPU is granted in tandem with a distribution equivalent right that will remain outstanding from the grant of the RPU until the earlier to occur of its forfeiture or the payment of the underlying unit, and which entitles the grantee to receive payment of amounts equal to distributions paid to each holder of a common unit during such period. RPUs that do not vest for any reason are forfeited upon a grantee’s termination of employment. In January 2015, the Compensation and Governance Committee approved its annual grants of RPUs to our named executive officers. The grant amounts were established in accordance with the grant guidelines that were recommended by Hay Group in January 2013.
Convertible Phantom Units (CPUs)
In January 2014, we granted CPUs to certain named executive officers. CPUs are scheduled to fully vest on December 28, 2016 or, if earlier, vest on a pro rata basis in the event of the death or “disability” of the grantee or his termination without “cause” or for “good reason” (as each such term is defined in the applicable award or employment agreement). Unvested CPUs are forfeited in the event that the grantee ceases to remain in the service of Breitburn Management. Under the CPU Agreements, each CPU entitled its holder to receive (a) a number of our common units at the time of vesting equal to the number of “common unit equivalents” (“CUEs”) underlying the CPU at vesting, and (b) PDRs on common units during the vesting period based on the number of CUEs underlying the CPU at the time of such distribution. Each PDR entitles the executive to additional CPUs with a value equal to the amount of distributions paid on each common unit to unitholders. The number of CUEs underlying each CPU at vesting is calculated based upon the annualized amount of distributions made per common unit preceding the vesting date. Originally, the number of CUEs per CPU could be reduced over the three-year life of the agreement to a minimum of zero or multiplied by a maximum of 4.768 times (the “multiplier”) based on the Partnership’s distribution levels. However, the multiplier was fixed through an amendment to the CPU Agreements as described more fully below.
The number of common units into which CPUs are converted upon vesting is subject to a clawback provision intended to permit us to recoup excess distributions paid to the grantee during the term of the award. The clawback provision is applicable if the amount of distributions that would have been paid to the grantee during the term of the award (based on the number of common units issued at vesting) is less than the amount of distributions actually paid to the grantee during the term of the award (based on the number of CUEs used to determine the amount of distributions received during the term of the award). The clawback would be effected by deducting a number of common units issued upon vesting with a value equal to the excess distributions (based upon the value of the common unit on the NASDAQ Global Select Market, if applicable on the vesting date).
In January 2015, we entered into amendments to the CPU Agreements, including the CPU Agreements with each of our named executive officers. The amendments to the CPU Agreements limit the multiplier to 1, commencing with the date of the amendment. As a result, at vesting, CPUs for each award will convert to common units on a 1:1 basis. In addition, the amendments provide for the forfeiture from the date of the grant to the date of the amendment of previously credited PDRs to each named executive officer. No other modifications were made to the CPU Agreements under the amendments. The Compensation and Governance Committee determined that these modifications were appropriate and consistent with its retention objectives for our named executive officers in 2015. CPUs were not granted to any named executive officers in 2015. All 2015 long-term incentive compensation grants to the named executive officers were in the form of RPUs.

Employment Agreements
On December 30, 2010, Breitburn Management, our General Partner and we entered into separate Amended and Restated Employment Agreements (“Employment Agreements”) with each of Messrs. Halbert S. Washburn, Pease, Jackson and Brown. Each Employment Agreement is for a term that commenced on December 30, 2010 and initially expired on January 1, 2014, with automatic one-year renewal terms unless either the Employer (as defined in the Employment Agreements) or the executive officer gives written notice of termination 90 days prior to the end of the term. Each Employment Agreement provides for an annual salary which may be increased (but not decreased) at the discretion of the Employer.
Under the terms of the Employment Agreements, each of the executive officers is also eligible to participate in the STIP, our Long-Term Incentive Plan and other benefit plans and fringe benefits maintained or provided by the Employer. During their respective employment periods, the executive officers are entitled to prompt reimbursement for up to $1,000 per month for actual expenses associated with the lease or purchase of an automobile, in addition to the payment of maintenance and operation expenses for such automobile. The Employment Agreements provide that the Employer may terminate any of the executive officers with or without cause or in the case of an executive officer’s disability. Each executive officer may terminate his Employment Agreement with or without good reason.
“Cause” is generally defined as (a) the willful and continued failure of the executive officer to perform substantially his duties (other than due to physical or mental illness) after a written demand for substantial performance approved by a majority vote of the Board and a reasonable period for cure of not more than twenty business days, (b) the willful engaging by the executive officer in illegal conduct or gross misconduct, which is materially and demonstrably injurious to us or any of our affiliates, (c) any act of fraud, or material embezzlement or material theft in connection with the executive officer’s duties or in the course of the executive officer’s employment, or (d) the executive officer’s admission in any court, conviction, or plea of nolo contendere of a felony involving moral turpitude, fraud or material embezzlement, material theft or material misrepresentation against or affecting us or any of our affiliates. However, no act or failure to act by the executive officer shall be considered “willful” unless it is done, or omitted to be done, by the executive officer in bad faith or without reasonable belief that the executive officer’s action or omission was in our best interests or in the best interests of any of our affiliates.
“Good reason” is generally defined as (a) a material diminution in the executive officer’s base salary, (b) a material diminution in the executive officer’s authority, duties or responsibilities, (c) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive officer is required to report, (d) a material diminution in the budget over which the executive officer retains authority, (e) a material change in the geographic location at which the executive officer must perform services under the Employment Agreement, or (f) any other action or inaction that constitutes a material breach by the employer of the Employment Agreement.
An executive officer’s resignation, however, shall only constitute resignation for good reason if (1) the executive officer provides the Employer with written notice setting forth the specific facts or circumstances constituting good reason within thirty days after the initial existence of such facts or circumstances, (2) the Employer fails to cure such facts or circumstances within thirty days after receipt of such written notice, and (3) the date of the executive officer’s “separation from service” (as defined in the respective Employment Agreement) occurs no later than seventy-five days after the later of (i) the initial occurrence of the event constituting “good reason” or (ii) the date the executive officer learns or reasonably should have learned of such event.
If the Employer terminates an executive officer without cause (other than in the case of the executive officer’s death or disability), or the executive officer terminates his employment for good reason, in either case in a manner that constitutes a “separation from service” within the meaning of Section 409A of the Code, then the executive officer will be entitled to:

•
a lump-sum payment equal to the sum of the executive officer’s accrued but unpaid base salary, vacation pay and unreimbursed business expenses and other accrued but unpaid benefits (referred to as the “accrued obligations”); and

•	provided that the executive officer executes, delivers and does not revoke a general release and waiver of claims within 45 days of his termination:

(a)
provided that the executive officer’s termination occurs prior to the date on which he reaches age 70, a payment equal to 1.5 times (or, in the case of Mr. Halbert S. Washburn only, a payment equal to 2.0 times) the sum of his base salary, plus his “target bonus” (as defined in the respective Employment Agreement) as in effect immediately prior to the date of determination,

(b)
up to an eighteen month (or, in the case of Mr. Halbert S. Washburn only, up to a twenty-four month) continuation of certain medical, prescription and dental benefits for the executive and his eligible dependents (until he becomes eligible to receive benefits under another employer-provided group health plan),

(c)	any unpaid annual bonus in respect of any calendar year that ends on or before the date of termination,

(d)
to the extent not previously vested and converted into common units or forfeited, certain equity-based awards, including RPUs, held by the executive officer will vest and convert into common units as described under “— Long-Term Incentive Plan,” and

(e)
a pro-rated bonus equal to the product of (i) his “target bonus” and (ii) a fraction, the numerator of which is the number of days in the applicable year through the date of termination and the denominator of which is 365 (the “pro-rata bonus”).

In addition, if, during the period beginning 60 days prior to and ending two years immediately following a “change in control” (as defined in the Employment Agreements), either the Employer terminates the executive officer’s employment without cause, or the executive officer terminates his employment for good reason, in either case in a manner that constitutes a separation from service, then the executive officer will be entitled to the severance payments and benefits described above, except that the severance multiple described in clause (a) will be equal to 2.5 (instead of 1.5) (or, in the case of Mr. Halbert S. Washburn only, equal to 3.0 (instead of 2.0)). If a change in control occurs during the term of the Employment Agreement, certain equity-based awards, including RPUs, held by the executive officer, to the extent not previously vested and converted into common units, will vest in full upon such change in control and be converted into common units as described under “— Long-Term Incentive Plan.”
If an executive officer incurs a separation from service because the Employer terminates him for cause, or an executive officer terminates his employment for other than good reason, the Employer will pay him his accrued obligations, and any outstanding equity awards (including RPUs and CPUs held by the executive officer) will be treated in accordance with the terms of the governing plan and award agreement.
If the executive officer incurs a separation from service by reason of his death or disability, then he will be entitled to:

•	the accrued obligations; and

•	subject to the executive officer’s (or his estate’s) execution, delivery and non-revocation of a general release and waiver of claims within forty-five days of his separation from service,

(a)
up to an eighteen month (or, in the case of Mr. Halbert S. Washburn only, up to a twenty-four month) continuation of certain medical, prescription and dental benefits for the executive and his eligible dependents,

(b)	any unpaid annual bonus in respect of any calendar year that ends on or before the date of termination,

(c)
to the extent not previously vested and converted into common units or forfeited, certain equity-based awards, including RPUs, held by the executive officer will vest and convert into common units as described under “— Long-Term Incentive Plan,” and

(d)	his pro-rata bonus.
If the Employer does not renew the Employment Agreement of an executive officer, such non-renewal will be treated as a termination of the executive officer’s employment by the Employer without cause. In the event that an executive officer elects not to renew his Employment Agreement and incurs a separation from service as a result, he will be entitled to his accrued obligations and his outstanding equity awards, including, without limitation, the RPUs and the CPUs, shall be treated in accordance with the terms of the governing plan and award agreement. The executive officer’s election not to renew his Employment Agreement shall be deemed to constitute a termination by the executive officer without good reason.
The Employment Agreements also provide that to the extent that the board of directors of the Employer determines that any compensation or benefits payable under the agreements may not be compliant with or exempt from Section 409A of the Code, the board and the executive officer will cooperate and work together in good faith to timely amend the agreements to comply with such section or an exemption therefrom. Specifically as to Mr. Halbert S. Washburn, if the executive nonetheless becomes subject to the additional tax under Section 409A of the Code with respect to any payment under his Employment Agreement, the Employer will pay the executive officer an additional lump sum cash amount to put him in the same net after-tax position he would have been in had no such tax been paid.
Each Employment Agreement provides that, for two years after termination, each executive officer must comply with certain non-solicitation provisions.
Each Employment Agreement also provides that the Employer will indemnify the executive officers to the fullest extent permitted under law for certain claims made against them while in office and for at least six years after the date of termination and, in all events, until the expiration of the applicable statute of limitations with respect to acts or omissions which occurred prior to the executive officer’s cessation of employment with the Employer. Mr. Brown’s Employment Agreement, in addition to the foregoing, provides for the maintenance by the Employer of liability insurance coverage for attorneys’ errors and omissions on Mr. Brown’s behalf, with Mr. Brown as the named insured.
401(k) Plan
The Breitburn Management Company 401(k) Plan is a defined contribution plan that also qualifies as a 401(k) plan under the Code. The contributions to the plan are made by us for each of the named executive officers on the same terms as applicable to all other employees. Under the 401(k) plan, we make a matching contribution to the plan equal to 50% of eligible participants’, including the named executive officers’, before-tax contributions and after-tax contributions — up to a maximum of 8% of the participant’s gross compensation, subject to Code limits on the maximum amount of pay that may be recognized. A participant annually vests in 20% of the employer match portion of his or her contribution to the 401(k) plan after the participant completes each of his or her first five years of service or, if earlier, the participant reaches age 65, becomes permanently and totally disabled or dies. If a participant’s service terminates before he or she is vested, the participant will forfeit the employer match and any earnings thereon.
Perquisites and Other Elements of Compensation
In 2015, we provided limited perquisites to the named executive officers consisting of (i) a car allowance or use of a company car, and (ii) a city, athletic or dining club membership. We provide a car allowance or use of a company car in recognition of the named executive officers’ need to fulfill their job responsibilities. We believe that providing this benefit, as well as a city, athletic or dining club membership, enhances the competitiveness of the named executive officers’ compensation packages at a limited marginal cost to us.
Equity Ownership Guidelines
On January 27, 2015, the Board adopted equity ownership guidelines for the General Partner’s non-employee directors and executive officers to further align the interests of these directors and officers with the interests of unitholders. The guidelines specify the minimum amount of equity that must be held by the earlier of January 27, 2020 and within five years of becoming a director or officer of the General Partner. If an individual fails to satisfy the equity ownership requirements, he or she will be required to retain 100% of any after-tax Common Units acquired through the vesting of any CPUs and RPUs until the requirement is met. In calculating equity ownership in the Partnership, the following sources may be included: (a) Common Units purchased on the open market; (b) Common Units held in individual brokerage accounts; (c) Common Units held in trust, either jointly with, or separately from, spouse and/or children; (d) Common Units obtained through the Partnership’s equity compensation program, including any Common Units subject to deferred delivery (but not forfeiture); and (e) unvested RPUs subject to time-based vesting only. The following table lists the specific equity ownership requirements:

Title	Minimum Equity Requirement
Chief Executive Officer	5x annual base salary
President and Executive Vice Presidents	4x annual base salary
Senior Vice Presidents	3x annual base salary
Directors	3x annual retainer
Tax and Accounting Considerations
As a general matter, the Compensation and Governance Committee takes into account the various tax and accounting implications of the compensation vehicles employed by our General Partner.
Section 409A
Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, we endeavor to design and administer our compensation and benefits plans and programs for all of our employees and other service providers, including the named executive officers, either without any deferred compensation component, so that they are either exempt from Section 409A, or in a manner that satisfies the requirements of Section 409A.
ASC Topic 718
Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of unit-based compensation either settled in Common Units or cash are accounted for under ASC 718. The Compensation and Governance Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align the cost of our unit-based awards with our overall executive compensation philosophy and objectives.

Section 162(m)

We and our General Partner are, respectively, public and private limited partnerships, and are subject to taxes other than federal and state corporate income tax.  Accordingly, we have determined that Section 162(m) of the Code, which limits tax deductions relating to executive compensation otherwise available to entities taxed as corporations, is not applicable to either us or our General Partner.  If it is later determined that compensation paid by us or our General Partner to our named executive officers is subject to Section 162(m) of the Code, then this could result in an increase to our income subject to federal income tax.

COMPENSATION COMMITTEE REPORT
The Compensation and Governance Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in the Partnership’s proxy statement and, through incorporation by reference from this proxy statement, its Annual Report on Form 10-K for the year ended December 31, 2015.
The Compensation Committee:
David B. Kilpatrick, Chairman
John R. Butler, Jr.
Gregory J. Moroney
Charles S. Weiss
The foregoing Compensation Committee Report does not constitute soliciting materials and shall not be deemed filed or incorporated by reference into any other filing by the Partnership with the SEC, except to the extent specifically incorporated by reference.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Executive Compensation Tables
The following tables and related discussion describes compensation information for each of our named executive officers for services performed for us and our subsidiaries in all capacities for the years ended December 31, 2013, 2014 and 2015.
All of our employees, including our General Partner’s executive officers, are employees of Breitburn Management. We are responsible for all of the compensation paid by Breitburn Management to the named executive officers, subject to PCEC’s payment obligations to Breitburn Management under the ASA between the parties. For a further discussion regarding this allocation methodology, see “—Certain Relationships and Related Transactions— Administrative Services Agreement.”
Summary Compensation Table
The following table shows the compensation information for each of our named executive officers for services rendered in all capacities to us and our subsidiaries for the years ended December 31, 2013, 2014 and 2015.

		Salary	Bonus	Stock Awards	All Other Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)

Halbert S. Washburn	2015	676,000	399,263	4,056,002	615,543	5,746,808
Chief Executive Officer	2014	667,000	329,550	4,877,391	528,658	6,402,599
	2013	638,642	243,750	4,463,830	707,280	6,053,502

Mark L. Pease	2015	494,000	280,098	1,976,003	317,929	3,068,029
President and Chief	2014	487,423	231,192	2,376,162	272,897	3,367,674
Operating Officer(5)	2013	466,346	160,313	2,174,702	354,695	3,156,056

James G. Jackson	2015	416,000	191,318	1,455,999	242,854	2,306,171
Chief Financial Officer	2014	410,462	162,240	1,750,865	224,420	2,547,987
	2013	395,385	120,000	1,602,410	300,074	2,417,869

Gregory C. Brown	2015	416,000	196,560	1,455,999	243,310	2,311,869
General Counsel	2014	410,462	157,914	1,750,865	220,603	2,539,844
	2013	395,385	116,800	1,602,410	296,799	2,411,394

W. Jackson Washburn(5)	2015	327,600	122,543	573,298	124,128	1,147,569
Senior Vice President
_______

(1)
For each of the named executive officers, the dollar values shown in the “Salary” column include the base salary amounts paid to the named executive officer in the applicable year. We are responsible for all of the named executive officers’ salaries, subject to PCEC’s payment obligations to Breitburn Management under the ASA between the parties.

(2)
For each of the named executive officers, the dollar values shown in the “Bonus” column include the discretionary cash bonuses paid for services rendered in the applicable year to us. With respect to 2013, 2014 and 2015, each of PCEC and the Partnership separately paid the named executive officers bonuses for services rendered in the applicable year (i.e., no allocation was required). For a further description of the STIP and individual awards, see “— Compensation Discussion and Analysis — Components of Compensation — Short-Term Incentive Plan (STIP) — Annual Bonuses.”

(3)
In accordance with ASC 718 the dollar values shown in the “Stock Awards” column represent the grant date fair value of RPU and CPU grants under the Long-Term Incentive Plan during the respective year for Messrs. Halbert S. Washburn, Pease, Jackson, Brown and W. Jackson Washburn. The grant date fair value of each RPU and CPU is based on the closing price of a common unit on the date of grant, which was $20.98 on January 28, 2013, $20.29 on January 29, 2014, and $6.56 on January 26, 2015. For a further discussion of the Long-Term Incentive Plan and the RPUs and CPUs granted thereunder, see “— Compensation Discussion and Analysis — Components of Compensation — Long-Term Incentive Plan.” For additional information on the valuation assumptions and methodology used to determined the amounts set forth above for 2015, refer to Note 18 to the Partnership’s consolidated financial statements for the year ended December 31, 2015, included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015.

(4)
For 2015, the dollar amount shown for each of the named executive officers includes employer matching contributions to our 401(k) plan made by us of $21,200 for each of Messrs. Halbert S. Washburn, Pease and Brown and $20,800 for Messrs. Jackson and W. Jackson Washburn. Such dollar amounts also include distributions paid by us with respect to outstanding RPUs and CPUs held by certain of the named executive officers of $572,383 for Mr. Halbert S. Washburn, $267,607 for Mr. Pease, $197,184 for Mr. Jackson, $197,184 for Mr. Brown and $77,642 for Mr. W. Jackson Washburn. The perquisites and personal benefits for the named executive officers in respect of fiscal year 2015 are:

Named Executive Officer	Year	Car Allowance or Company Car	Club Membership Dues	Paid Parking Fees
Halbert S. Washburn	2015	$12,000	$5,580	$4,380
Mark L. Pease	2015	10,528	14,874	3,720
James G. Jackson	2015	10,290	10,200	4,380
Gregory C. Brown	2015	11,966	8,580	4,380
W. Jackson Washburn	2015	13,236	8,070	4,380

(5)	Mr. W. Jackson Washburn was not a named executive officer in 2013 and 2014, and therefore, his compensation for those years is not shown in this table.
Grants of Plan-Based Awards in 2015
The following table sets forth summary information regarding all grants of equity-linked plan-based awards made to our named executive officers by us for 2015:

Name	Grant Date	All Other Stock Awards: Number of Units (#)(1)	Grant Date Fair Market Value of Stock and Option Awards(2)
Halbert S. Washburn	1/26/2015	618,293	$4,056,002
Mark L. Pease	1/26/2015	301,220	1,976,003
James G. Jackson	1/26/2015	221,951	1,455,999
Gregory C. Brown	1/26/2015	221,951	1,455,999
W. Jackson Washburn	1/26/2015	87,393	573,298
_______

(1)
RPU awards granted to each of the named executive officers were approved by the Compensation and Governance Committee on January 26, 2015. These RPUs vest over three years in three equal installments on each December 28th following January 1, 2015 or vest in full earlier in the event of the death or “disability” of the grantee, his termination without “cause” or for “good reason” (in the case of “good reason,” only for those named executive officers with employment agreements) or a “change in control” (as each such term is defined in the applicable award agreement). Unvested RPUs otherwise are forfeited in the event that the grantee ceases to remain in the service of Breitburn Management. Upon vesting, each RPU will be paid in the form of one common unit. A holder of an RPU is entitled to receive payments equal to the amount of distributions made by us with respect to each of our common units during the term of the award. For a further description of the Long-Term Incentive Plan and the RPUs granted thereunder, please see “Compensation Discussion and Analysis — Components of Compensation — Long-Term Incentive Plan.”

(2)
In accordance with ASC 718, the amounts shown represent the grant date fair value of the RPUs for each named executive officer for Messrs. Halbert S. Washburn, Pease, Jackson and Brown. The grant date fair value of each RPU is based on the closing price of a common unit on the date of grant. For a further discussion of the Long-Term Incentive Plan and the RPUs granted thereunder, see “— Compensation Discussion and Analysis — Components of Compensation — Long-Term Incentive Plan.” For additional information on the valuation assumptions and methodology used to determine these amounts, refer to Note 18 to the Partnership’s consolidated financial statements for the year ended December 31, 2015, included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
A discussion of 2015 compensation, including salaries, bonuses and equity-linked awards is included in “— Compensation Discussion and Analysis.”
Outstanding Equity Awards at 2015 Fiscal Year End
The following table sets forth summary information regarding our outstanding equity-linked awards held by each of our named executive officers at December 31, 2015:

	Stock Awards
Name	Number of Units of Stock Equivalents That Have Not Vested (#)		Market Value of Units of Stock Equivalents That Have Not Vested(1)
Halbert S. Washburn	412,169	(2)(3)	$276,171
	42,956	(2)(4)	28,781
	136,069	(5)	91,166

Mark L. Pease	200,814	(2)(3)	134,545
	19,519	(2)(4)	13,078
	66,290	(5)	44,414

James G. Jackson	147,968	(2)(3)	99,139
	14,382	(2)(4)	9,636
	48,845	(5)	32,726

Gregory C. Brown	147,968	(2)(3)	99,139
	14,382	(2)(4)	9,636
	48,845	(5)	32,726

W. Jackson Washburn	58,262	(2)(3)	39,036
	5,663	(2)(4)	3,794
	19,234	(5)	12,887
_______

(1)
Represents a dollar amount equal to the product of the closing price of a common unit on December 31, 2015 ($0.67) multiplied by the number of RPUs and CPUs under the Long-Term Incentive Plan held by named executive officers that have not vested. Pursuant to amendments to the CPU Agreements effected in 2015, such amount assumes that 1.00 CUE underlies each CPU. See “—Compensation Discussion and Analysis—Components of Compensation—Convertible Phantom Units (CPUs).”

(2)
RPUs vest in three equal annual installments on each December 28th following the grant date, or vest in full earlier in the event of the death or “disability” of the grantee, his or her termination without “cause” or for “good reason” or a “change in control” (as each such term is defined in the applicable award agreement). Unvested RPUs otherwise are forfeited in the event that the grantee ceases to remain in the service of Breitburn

Management. Upon vesting, each RPU will be paid in the form of one common unit. A holder of a RPU is entitled to participate in the amount of distributions made by us with respect to each of our common units during the term of the award. For a further description of the Long-Term Incentive Plan and the RPUs granted thereunder, see “Compensation Discussion and Analysis—Components of Compensation—Long-Term Incentive Plan.”

(3)	Represents the number of RPUs granted to Messrs. Halbert S. Washburn, Pease, Jackson, Brown and W. Jackson Washburn under the Long-Term Incentive Plan on January 26, 2015.

(4)	Represents the number of RPUs granted to Messrs. Halbert S. Washburn, Pease, Jackson, Brown and W. Jackson Washburn under the Long-Term Incentive Plan on January 29, 2014.

(5)
Represents the number of CPUs granted in 2014 and held by Messrs. Halbert S. Washburn, Pease, Jackson, Brown and W. Jackson Washburn (including any distributions reinvested in additional CPUs since the grant date through December 31, 2015). CPUs vest fully on December 28, 2016 or vest on a pro rata basis in the event of the death or “disability” of the grantee or his termination without “cause” or for “good reason” (as each such term is defined in the applicable award or employment agreement).

Option Exercises and Stock Vested
The following table summarizes the vesting of RPUs and CPUs held by our named executive officers during 2015. No other unit-linked awards vested or were exercised during 2015.
2015 Option Exercises and Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting(2)
Halbert S. Washburn	408,714	$290,841
Mark L. Pease	195,875	139,385
James G. Jackson	144,330	102,705
Gregory C. Brown	144,330	102,705
W. Jackson Washburn	59,041	42,014
______

(1)
Represents the vesting of RPUs granted to Messrs. Halbert S. Washburn, Pease, Jackson, Brown and W. Jackson Washburn under the Long-Term Incentive Plan on January 28, 2013, January 29, 2014 and January 26, 2015, which vest in three equal installments on each December 28th following the grant date, respectively. Also represents the vesting of CPUs granted to each of these named executive officers in 2013, which vested in full on December 28, 2015. The number of common units shown in this column includes units that were withheld to satisfy tax obligations.

(2)	Amounts are calculated by multiplying the number of underlying units vested by the closing price of our common units on the date of vesting.
Nonqualified Deferred Compensation in 2015
In 2014, our named executive officers were offered the opportunity to defer a portion of their 2014 RPU grants. Mr. Halbert S. Washburn elected to defer 25% of his 2014 RPU grant. The terms of the award agreement for the deferred portion of his 2014 RPU grant provides for the same vesting as the non-deferred RPUs, but payment in common units is deferred until the earliest to occur of the following dates: December 28, 2025; the participant’s death and the participant’s Separation from Service (as defined in the Plan). In addition, each RPU is granted in tandem with a distribution equivalent right that will remain outstanding from the grant of the RPU until the earlier to occur of its forfeiture or the payment of the underlying unit, and which entitles the grantee to receive additional RPUs equal to distributions paid to each holder of a common unit during such period.

Name	Executive Contributions in Last Fiscal Year	Executive Contributions in Last Fiscal Year		Aggregate Earnings (Losses) in Last Fiscal Year		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
(a)	(b)	(c)		(d)		(e)	(f)
Halbert S. Washburn
2013 Grant	$—	$76,974	(1)	$(69,628)	(2)	$—	$7,347	(3)
2014 Grant	—	78,687	(1)	(71,177)	(2)	—	7,510	(3)
_____

(1)
Amount shown in Column (c) represents the fair market value of 22,174 common units underlying deferred RPUs that vested during 2014 (relating to deferred RPUs granted on January 29, 2014 and January 28, 2013 plus additional RPUs credited as a result of distribution equivalent rights granted in tandem with such deferred RPU award (the “Deferred RPUs”)). Fair market value was calculated based on the closing price of our common units on the vesting date. Mr. Halbert S. Washburn did not elect to defer RPUs in 2015.

(2)
Amount shown in Column (d) represents the loss in value from December 28, 2014 (the vesting date) through December 31, 2015 of 10,965 common units underlying the 2013 Deferred RPUs and 11,209 common units underlying the 2014 Deferred RPUs.

(3)
Amount shown in Column (f) represents the year-end value of common units underlying RPUs that were vested as of December 31, 2014. The aggregate balance shown is based on the $0.67 closing price of our common units on December 31, 2015.

Potential Payments Upon Termination or Change in Control
The following tables present our reasonable estimate of the benefits payable to the named executive officers by us in the event of certain qualifying terminations of employment or upon a change in control or similar transaction, assuming that such termination or change in control or other transaction occurred on December 31, 2015. While we have made reasonable assumptions regarding the amounts payable, there can be no assurance that in the event of a termination, change in control or other transaction, the named executive officers would receive the amounts reflected below.
Termination Without Cause or for Good Reason
The following table presents our reasonable estimate of the benefits payable to our named executive officers in the event of a termination without cause or for good reason.

Name	Salary and Bonus		Employee Benefits		Value of Unit Award Acceleration(1)	Total Value
Halbert S. Washburn	$3,380,000	(2)	$38,670	(3)	$365,723	$3,784,393
Mark L. Pease	1,852,500	(4)	29,003	(5)	177,230	2,058,733
James G. Jackson	1,456,000	(4)	29,003	(5)	130,590	1,615,593
Gregory C. Brown	1,456,000	(4)	20,147	(5)	130,590	1,606,737
W. Jackson Washburn	—		—		51,420	51,420
_______

(1)
Represents the aggregate estimated value of unvested RPUs and unvested CPUs held by Messrs. Halbert S. Washburn, Pease, Jackson, Brown and W. Jackson Washburn as of December 31, 2015 that would vest in connection with a termination without cause (other than in the case of death or disability) or for good reason, in either case in a manner that constitutes a “separation of service” within the meaning of Section 409A of the Code (each, a “Qualifying Termination”). The amount shown was calculated as the product of (a) the number of RPUs and the pro-rated number of CPUs held by the officer as of December 31, 2015, multiplied by (b) the closing price of our common units on December 31, 2015 ($0.67). Such estimated amount assumes that 1.00 CUE underlies each CPU. For a further description of the Long-Term Incentive Plan and the RPUs and CPUs granted thereunder, see “Compensation Discussion and Analysis — Components of Compensation — Long-Term Incentive Plan.”

(2)
Represents the aggregate estimated cash amount of severance to be paid under the Employment Agreement for Mr. Halbert S. Washburn in the event of a Qualifying Termination, equal to two times the sum of his base salary plus his “target bonus” (as defined in the respective Employment Agreement) as in effect immediately prior to the date of determination, and his pro-rata bonus (which, for purposes of the amount shown in the “Salary and Bonus” column, would equal the full amount of his “target bonus” for 2015). For a further description of the Employment Agreements, see “Compensation Discussion and Analysis — Components of Compensation — Employment Agreements.”

(3)
Represents the aggregate estimated cash amount to be paid under Mr. Halbert S. Washburn’s Employment Agreement in the event of a Qualifying Termination for continued medical, prescription and dental benefits for the executive officer and his eligible dependents for a period of twenty-four months after termination of employment. For a further description of the Employment Agreements, see “Compensation Discussion and Analysis — Components of Compensation — Employment Agreements.”

(4)
Represents the aggregate estimated cash amount of severance to be paid under each of Messrs. Pease, Jackson and Brown’s Employment Agreements in the event of a Qualifying Termination, equal to the sum of one and one-half times the sum of his annual base salary, plus his “target bonus” (as defined in the respective Employment Agreement) as in effect immediately prior to the date of determination, and his pro-rata bonus (which, for purposes of the amount shown in the “Salary and Bonus” column, would equal the full amount of his “target bonus” for 2015). For a further description of the Employment Agreements, see “Compensation Discussion and Analysis — Components of Compensation — Employment Agreements.”

(5)
Represents the aggregate estimated cash amount to be paid under each of Messrs. Pease, Jackson and Brown’s Employment Agreements in the event of a Qualifying Termination for continued medical, prescription and dental benefits for the named executive officer and his eligible dependents for a period of eighteen months after termination of employment. For a further description of the Employment Agreements, see “Compensation Discussion and Analysis — Components of Compensation — Employment Agreements.”

Termination Due to Death or Disability
The following table presents our reasonable estimate of the benefits payable to our named executive officers (or their estates) in the event of a termination due to death or disability.

Name	Salary and Bonus		Employee Benefits		Value of Unit Award Acceleration(1)	Total Value
Halbert S. Washburn	$676,000	(2)	$38,670	(3)	$365,723	$1,080,393
Mark L. Pease	444,600	(2)	29,003	(3)	177,230	650,833
James G. Jackson	332,800	(2)	29,003	(3)	130,590	492,393
Gregory C. Brown	332,800	(2)	20,147	(3)	130,590	483,537
W. Jackson Washburn	—		—		51,420	51,420
_______

(1)
Represents the aggregate estimated value of unvested RPUs held by each named executive officer and unvested CPUs held by Messrs. Halbert S. Washburn, Pease, Jackson, Brown and Mr. W. Jackson Washburn as of December 31, 2015 that would vest in connection with a termination due to death or disability. The amount shown was calculated as the product of (a) the number of RPUs and the pro-rated number of CPUs, held by the officer as of December 31, 2015, multiplied by (b) the closing price of our common units on December 31, 2015 ($0.67). Such estimated amount assumes that 1.00 CUE underlies each CPU. For a further description of the Long-Term Incentive Plan and the RPUs and CPUs granted thereunder, see “Compensation Discussion and Analysis — Components of Compensation — Long-Term Incentive Plan.”

(2)
Represents the aggregate estimated amount to be paid to the named executive officer under his Employment Agreement in connection with a termination due to death or disability, equal to the amount of the pro-rata bonus (which, for purposes of the amount shown in the “Salary and Bonus” column, would equal the full amount of his “target bonus” for 2015). For a further description of the Employment Agreements, see “Compensation Discussion and Analysis — Components of Compensation — Employment Agreements.”

(3)
Represents the aggregate estimated cash amount to be paid to the executive officer under his Employment Agreement in connection with a termination due to death or disability for continued medical, prescription and dental benefits for the executive officer and his eligible dependents for a period of twenty-four months after termination of employment for Mr. Halbert S. Washburn and a period of eighteen months for Messrs. Pease,

Jackson and Brown. For a further description of the Employment Agreements, see “Compensation Discussion and Analysis — Components of Compensation — Employment Agreements.”
Change in Control
The following table presents our reasonable estimate of the amounts payable to our named executive officers in the event of a change in control and/or a qualifying termination of employment in connection with a change in control, as applicable.

Name	Salary and Bonus		Employee Benefits		Value of Unit Award Acceleration(1)	Total Value
Halbert S. Washburn	$4,732,000	(2)	$38,670	(3)	$304,962	$5,075,632
Mark L. Pease	2,791,000	(4)	29,003	(5)	147,623	2,967,626
James G. Jackson	2,204,800	(4)	29,003	(5)	108,775	2,342,578
Gregory C. Brown	2,204,800	(4)	20,147	(5)	108,775	2,333,722
W. Jackson Washburn	—		—		42,830	42,830
_______

(1)
Represents the aggregate estimated value of unvested RPUs held by each named executive officer as of December 31, 2015 that would vest in connection with a “change in control.” The amount shown was calculated as the product of (a) the number of RPUs held by the officer as of December 31, 2015 multiplied by (b) the closing price of our common units on December 31, 2015 ($0.67). Pursuant to the terms of the CPU award agreements, unvested CPUs do not accelerate upon the occurrence of a change in control so no amount is included in the table with respect to these awards. For a further description of the Long-Term Incentive Plan and the RPUs and CPUs granted thereunder, see “Compensation Discussion and Analysis — Components of Compensation — Long-Term Incentive Plan.”

(2)
Represents the aggregate estimated cash amount of severance to be paid under the Employment Agreements for Mr. Halbert S. Washburn in the event of a Qualifying Termination during the period beginning 60 days prior to and ending two years immediately following a “change in control” (as defined in the Employment Agreements), equal to three times the sum of his base salary plus his “target bonus” as in effect immediately prior to the date of determination, and his pro-rata bonus (which, for purposes of the amount shown in the “Salary and Bonus” column, would equal the full amount of his “target bonus” for 2015). For a further description of the Employment Agreements, see “Compensation Discussion and Analysis — Components of Compensation — Employment Agreements.”

(3)
Represents the aggregate estimated cash amount to be paid under Mr. Halbert S. Washburn’s Employment Agreement in the event of a Qualifying Termination in connection with a “change in control” for continued medical, prescription and dental benefits for the executive officer and his eligible dependents for a period of twenty-four months after termination of employment. For a further description of the Employment Agreements, see “Compensation Discussion and Analysis — Components of Compensation — Employment Agreements.”

(4)
Represents the aggregate estimated cash amount of severance to be paid under each of Messrs. Pease, Jackson and Brown’s Employment Agreements in the event of a Qualifying Termination during the period beginning 60 days prior to and ending two years immediately following a “change in control” (as defined in the Employment Agreements), equal to the sum of two and one-half times the sum of his annual base salary, plus his “target bonus” as in effect immediately prior to the date of determination, and his pro-rata bonus (which, for purposes of the amount shown in the “Salary and Bonus” column, would equal the full amount of his “target bonus” for 2015). For a further description of the Employment Agreements, see “Compensation Discussion and Analysis — Components of Compensation — Employment Agreements.”

(5)
Represents the aggregate estimated cash amount to be paid under each of Messrs. Pease, Jackson and Brown’s Employment Agreements in the event of a Qualifying Termination in connection with a “change in control” for continued medical, prescription and dental benefits for the named executive officer and his eligible dependents for a period of eighteen months after termination of employment. For a further description of the Employment Agreements, see “Compensation Discussion and Analysis — Components of Compensation — Employment Agreements.”

Director Compensation
Officers of our General Partner or its affiliates who also serve as directors do not receive additional compensation for their service as a director of our General Partner. For 2015, each director who is not an officer of our General Partner or its affiliates received:

•	a $40,000 cash annual retainer, except for the independent Chairman of the Board who received $90,000 in cash as an annual retainer;

•	$1,500 for each meeting of the Board attended in person;

•	$1,000 for each committee meeting attended in person;

•	$500 for each telephonic meeting of a committee or the Board attended;

•	for members of the Compensation and Governance Committee, $7,500 in cash annually, except for the Committee chair who received $15,000 in cash annually;

•	for members of the Audit Committee, $7,500 in cash annually, except for the Committee chair who received $20,000 in cash annually; and

•	an annual grant of $175,000 of RPUs vesting in three equal, annual installments, which will be settled in common units.
In addition, each director who is not an officer is reimbursed for his out-of-pocket expenses in connection with attending meetings of the Board or committees. We indemnify each director for actions associated with being a director to the fullest extent permitted under Delaware law.
On January 28, 2016, based on guidance from Meridian, the Compensation and Governance Committee approved grants to our directors of unit-settled RPUs, vesting in two equal installments on July 1, 2018 and January 1, 2019, and cash-settled RPUs, the terms of which are substantially similar to the 2016 grants of cash-settled RPUs made to our named executive officers; grants to our directors, however, may be settled for less than $0.50 per RPU and vest in two equal installments on July 1, 2017 and January 1, 2018). See “Compensation Discussion and Analysis—Executive Summary—2016 Compensation Decisions.”
On November 30, 2012, Breitburn Management, our General Partner and we entered into a retirement agreement with Mr. Breitenbach, which terminates and supersedes his pre-existing employment agreement described above. Pursuant to the retirement agreement, Mr. Breitenbach retired as President of our General Partner, effective December 31, 2012, but continues to be employed by Breitburn Management relating to his PCEH service. Mr. Breitenbach was appointed Vice Chairman of the Board of our General Partner effective December 31, 2012. Subject to his execution and non-revocation of a general release of claims, Mr. Breitenbach has received or is entitled to receive the following retirement benefits: (i) a lump sum cash retirement payment of $1,450,000, which was paid on December 31, 2012, (ii) an equity-based award with a value equal to $2.55 million granted on January 28, 2013, consisting of 69,558 RPUs and 69,558 CPUs, (iii) an office and secretarial support at our sole expense as long as he continues to serve as a member of the Board, and (iv) as long as he continues to serve as a member of the Board and for a period of 18 months following the date on which he ceases to be a director, continued medical, prescription and dental benefits on the same basis and at the same cost as if he had continued to be an officer of the Partnership.
On November 30, 2012, Mr. Breitenbach’s 2011 and 2012 RPU award agreements were amended to provide that following December 31, 2012, the awards will vest based on his continued service as a director and will vest in full in the event of a termination of his service as a director without “cause” or in the event of his death, “disability” or a “change in control” (each as defined in the award agreement).
The following table shows the compensation information for each of the directors, who is not an officer, of our General Partner for 2015.

	2015 Director Compensation
Name (1)	Fees Earned or Paid in Cash	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total
John R. Butler, Jr.	114,210	175,000	7,408	296,619
Randall H. Breitenbach	50,000	175,000	92,553	317,553
David B. Kilpatrick	83,000	175,000	7,408	265,408
Gregory J. Moroney	77,993	175,000	7,408	260,401
Kurt A. Talbot	47,500	175,000	—	47,500
Charles S. Weiss	89,000	175,000	7,408	271,408
Donald D. Wolf	65,839	175,000	7,408	248,247
__________

(1)
Mr. Halbert S. Washburn is not included in this table, because he is an officer and receives no compensation in his capacity as a director. The compensation received by Mr. Halbert S. Washburn as the Chief Executive Officer is shown in the Summary Compensation Table above.

(2)
In accordance with ASC 718, represents the grant date fair value of RPU awards granted to each director in 2015. RPUs vest in three equal annual installments, or vest in full earlier in the event of the death or “disability” of the grantee, or a “change in control” (as each such term is defined in the applicable award agreement). Unvested RPUs otherwise are forfeited in the event that the grantee ceases to remain in the service of our General Partner. Upon vesting, each RPU will be paid in the form of one common unit. A holder of a RPU is entitled to participate in the amount of distributions made by us with respect to each of our common units during the term of the award. For a further discussion of the Long-Term Incentive Plan, see “—Compensation Discussion and Analysis—Components of Compensation—Long-Term Incentive Plan.” The grant date fair value of each RPU is based on the closing price of a common unit on the date of grant. For additional information on the valuation assumptions and methodology used to determine the amounts set forth above for 2015, refer to Note 18 to the Partnership’s consolidated financial statements for the year ended December 31, 2015, included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015.

(3)
The aggregate number of RPUs outstanding for each non-officer director other than Mr. Breitenbach, and with respect to Mr. Breitenbach, the aggregate number of RPUs and CPUs outstanding at December 31, 2015 is set forth in the table below. The directors did not have any outstanding options or other awards at December 31, 2015.

Name	Aggregate Stock Awards Outstanding, Number of Units (#)
John R. Butler, Jr.	35,572
Randall H. Breitenbach	32,413
David B. Kilpatrick	35,572
Gregory J. Moroney	35,572
Kurt A. Talbot	—
Charles S. Weiss	35,572
Donald D. Wolf	26,677

(4)
Represents distributions paid to directors during 2015 on unvested RPUs granted on January 28, 2013, January 29, 2014 and January 26, 2015. With respect to Mr. Breitenbach, includes $13,522 in distributions paid during 2015 on unvested RPUs, $17,760in company-paid premiums for continued health insurance coverage during 2015, $4,380 for parking for 2015 and $53,863 for office services provided during 2015.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT
The Compensation and Governance Committee oversees risk management as it relates to our compensation plans, policies and practices in connection with structuring our executive compensation programs and reviewing our incentive compensation programs for other employees and has met with management to review whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Partnership. As part of its review and assessment in 2015, the Compensation and Governance Committee considered the following characteristics of our compensation programs, among others, that discourage excessive or unnecessary risk taking:

•	Our compensation programs appropriately balance short-term cash incentives and long-term equity incentives.

•
Under our STIP, we measure the Partnership’s operating and financial goals and performance by tracking a number of performance measures, including oil and gas production, lease operating expenses, capital efficiency, general and administrative expense and safety goals.

•
Qualitative factors beyond quantitative financial metrics are a key consideration in determining bonus awards and the Compensation and Governance Committee retains discretion in determining bonus amounts awarded under the STIP.

•	Maximum bonus payouts are established under our STIP which sets a ceiling, at the Compensation and Governance Committee’s discretion, for cash bonus payments to all of our employees.

•	Our awards under the Long-Term Incentive Plan are also set according to award targets and the Compensation and Governance Committee’s discretion in determining the size of the grants.

•	We provide a balanced mix of equity awards for executive officers and other management using grants of unit and unit linked awards in the form of RPUs and CPUs.
Based on this assessment, we believe that our compensation policies and programs do not present any risk that is reasonably likely to have a material adverse effect on the Partnership.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2015 about the common units of the Partnership that may be issued upon the exercise of options, warrants and rights under all of the Partnership’s existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	—		—		—
Equity compensation plans not approved by security holders
Long-Term Incentive Plan	2,359,458	(1)	N/A	(2)	14,124,253	(3)
Total	2,359,458		N/A		14,124,253
__________

(1)
Represents the number of common units to be issued under the Long-Term Incentive Plan. At the time the Long-Term Incentive Plan was adopted for the Partnership, security holder approval was not then required for the plan under the rules of the NASDAQ Stock Market LLC.

(2)	Awards under the Long-Term Incentive Plan vest without payment by recipients.

(3)	The Long-Term Incentive Plan provides that the Board or a committee of the Board may award restricted units, performance units or other unit-based awards and unit awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common units and Series B units as of March 4, 2016, held by (1) beneficial owners of 5% or more of our common units and Series B units; (2) directors of our General Partner; (3) each named executive officer listed in this proxy statement; and (4) all current directors and executive officers of our General Partner as a group.
The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of March 4, 2016. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise included, for purposes of the table below, the principal business address for each such person is c/o Breitburn Energy Partners LP, 707 Wilshire Boulevard, Suite 4600, Los Angeles, CA 90017.

Name of Beneficial Owner	Units Beneficially Owned	Percentage of Units Beneficially Owned
Halbert S. Washburn(1)(2)	1,238,815	(3)
Mark L. Pease	495,457	(3)
James G. Jackson	420,067	(3)
Gregory C. Brown	432,374	(3)
W. Jackson Washburn	111,566	(3)
Randall H. Breitenbach(1)(2)	1,183,999	(3)
John R. Butler, Jr.	118,605	(3)
David B. Kilpatrick	96,256	(3)
Gregory J. Moroney	54,852	(3)
Kurt A. Talbot	—	—
Charles S. Weiss	71,731	(3)
Donald D. Wolf	196,514	(3)
The Strand Energy Company(1)	690,751	(3)
EIG Redwood Equity Aggregator, LP	37,462,156	14.24%
All directors and executive officers as a group (15 persons)	3,889,965	1.48%
__________

(1)
Messrs. Halbert S. Washburn and Breitenbach collectively own 74% of the outstanding shares and hold 100% of the voting rights of The Strand Energy Company (formerly named BreitBurn Energy Corporation).

(2)	Includes common units beneficially owned by The Strand Energy Company.

(3)	Less than 1%.

HOUSEHOLDING NOTICE
We are sending only one copy of our proxy statement and 2015 Annual Report to unitholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.
If you received a householded mailing this year and you would like to have additional copies of our proxy statement and 2015 Annual Report mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you or remove you from our householding list, as applicable, if you submit your request to our Investor Relations Department in writing at 707 Wilshire Boulevard, Suite 4600, Los Angeles, California 90017 or by telephone at (213) 225-5900. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

PROPOSALS FOR THE NEXT ANNUAL MEETING
If our annual meeting of limited partners for the year ended December 31, 2016 is held within 30 days before or 70 days after April 28, 2017, in order to nominate a person for election to the Board, notice must be received in writing by our Investor Relations Department at our principal executive offices at 707 Wilshire Boulevard, Suite 4600, Los Angeles, California 90017, no later than the close of business on January 30, 2017 and no earlier than the close of business on December 29, 2016. If our 2017 meeting of limited partners is held more than 30 days before or 70 days after April 28, 2017, unitholder nominations to the Board must be received in writing by our Investor Relations Department at the address listed above not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by the Partnership or our General Partner. All such unitholder nominations must also be otherwise eligible for inclusion under the terms set forth in the Partnership Agreement. For additional information, please see the section entitled “Corporate Governance — Nomination of Director Candidates by Unitholders.”
Limited partners who wish to have proposals considered for inclusion in the proxy statement and form of proxy for our 2017 meeting of limited partners pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our Corporate Secretary at the address listed above no later than November 7, 2016. Any proposal should be addressed to our Corporate Secretary and may be included in next year’s proxy materials only if such proposal complies with all SEC rules and regulations.

2015 ANNUAL REPORT
A copy of our 2015 Annual Report, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the written request of such person addressed to our Investor Relations Department at 707 Wilshire Boulevard, Suite 4600, Los Angeles, California, 90017.

E00301-Z67288-P74641

BREITBURN ENERGY PARTNERS LP
Annual Meeting of Limited Partners
April 28, 2016 9:00 AM

This proxy is solicited by the Board of Directors of Breitburn GP LLC as general partner of Breitburn Energy Partners LP

The unitholder(s) hereby appoint(s) Halbert S. Washburn and Gregory C. Brown, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common units and Series B units of BREITBURN ENERGY PARTNERS LP that the unitholder(s) is/are entitled to vote at the Annual Meeting of Limited Partners to be held at 9:00 AM, PDT, on April 28, 2016, in the City Club Los Angeles, Harbor Room, 555 South Flower Street, 51st Floor, Los Angeles, California 90071, and any adjournment or postponement thereof (the "Annual Meeting") and otherwise to represent the unitholder(s) at the Annual Meeting with discretionary authority as to any and all other business that may properly come before the Annual Meeting and with all powers possessed by the unitholder(s) as if personally present at the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as indicated on the reverse side.

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our partnership in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E00300-Z67288-P74641

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

BREITBURN ENERGY PARTNERS LP

Proposal No. 1 (Election of Class II Directors)
The Board of Directors recommends you vote FOR the nominees listed below:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Class II Directors

   01) Randall H. Breitenbach
   02) Halbert S. Washburn
   03) Charles S. Weiss

Proposal No. 2 (Ratification of the Appointment of the Independent Registered Public Accounting Firm)
The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the Annual Meeting or any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date